                                                                   Exhibit 10.29

                                      [*]

                          SYSTEMS INTEGRATOR AGREEMENT

                           (Non-Exclusive Appointment)

This Agreement ("Agreement") is made as of the Effective Date by and between PeopleSoft, Inc. ("PEOPLESOFT") a Delaware corporation having a place of business at 1331 North California Boulevard, Walnut Creek, California 94596 and Shared Medical Systems Corporation ("SMS") a Delaware corporation having a place of business at 51 Valley Stream Parkway, Malvern, Pennsylvania 19355

1.       APPOINTMENT / GRANT OF LICENSES

a) PeopleSoft hereby appoints SMS as its (i) non-exclusive systems integrator for the sub-licensing of the PeopleSoft HRMS Software, under the SMS label, throughout the Territory to End Users solely in conjunction with SMS's simultaneous distribution of SMS's Core Applications and (ii) exclusive (except for PeopleSoft's distributor, ADP, and as otherwise stated herein, including, Sections 2.c and 2.d) systems integrator for the sub-licensing of the PeopleSoft HRMS Software, under the SMS label, throughout the Territory to SMS End Users.

b) PeopleSoft hereby appoints SMS as its (i) non-exclusive systems integrator for the sub-licensing of the PeopleSoft Financial Software, under the SMS label, throughout the Territory to End Users solely in conjunction with SMS's simultaneous distribution of SMS's Core Applications and (ii) exclusive (except as otherwise stated herein, including, Sections 2.c and 2.d) systems integrator for the sub-licensing of the PeopleSoft Financial Software, under the SMS label, throughout the Territory to SMS End Users.

c) PeopleSoft hereby grants to SMS (i) a non-exclusive and nontransferable license to sub-license the PeopleSoft HRMS Software, under the SMS label, throughout the Territory solely to End Users in conjunction with SMS's simultaneous distribution of SMS's Core Applications and (ii) an exclusive (except for PeopleSoft's distributor, ADP, and as otherwise stated herein, including, Sections 2.c and 2.d) and nontransferable license to sub-license the PeopleSoft HRMS Software, under the SMS label, throughout the Territory solely to SMS End Users, for installation and use on a Server located in the Territory subject to the terms and conditions of a License Agreement.

d) PeopleSoft hereby grants to SMS (i) a non-exclusive and nontransferable license to sub-license the PeopleSoft Financial Software, under the SMS label, solely to End Users throughout the Territory in conjunction with SMS's simultaneous distribution of SMS's Core Applications and (ii) an exclusive (except as otherwise stated herein, including, Sections 2.c and 2.d) and nontransferable license to sub-license the PeopleSoft Financial Software, under the SMS label, throughout the Territory solely to SMS End Users, for installation and use on a Server located in the Territory subject to the terms and conditions of a License Agreement.

e) PeopleSoft hereby grants to SMS a perpetual, non-exclusive and nontransferable license to use the PeopleSoft Software, including third party software specified on Exhibit C, for its own internal use subject to the terms and conditions of the PeopleSoft License Agreement attached hereto as Exhibit E. With regards to SMS's internal use license only, SMS shall have the right, at no additional PeopleSoft license fee, to distribute the PeopleSoft manufactured components of the Software (which excludes third party software identified in PeopleSoft's then-current Hardware and Software Requirements Document, a copy of such document as of the Effective Date is attached hereto as Exhibit H) to multiple other Servers located either inside or outside the Territory ("Distributed Sites") for the purpose of load balancing SMS's data volumes and for performance efficiency purposes. SMS shall support all Distributed Sites through SMS's central site. Support items such as hotline support and distribution of maintenance Releases will be conducted and distributed through SMS's central site. SMS is responsible for obtaining, at its expense, any third party software necessary to process at the Distributed Sites.

* Certain information on this page has been ommitted and filed separately with the Commission. Confidential treatment has been requested with respect to the ommitted portions.

f) SMS's internal use license for PeopleTools for general development, as specified on Exhibit C, shall be used solely to (i) develop applications for SMS's internal systems and/or (ii) develop modifications and/or enhancements to the PeopleSoft Software. SMS shall not market or distribute the applications developed with PeopleTools for SMS's internal systems without executing a mutually acceptable amendment to this Agreement authorizing such extended use and specifying the royalty associated with such usage. SMS shall have the right to market or distribute the modifications and/or enhancements to the PeopleSoft Software developed with PeopleTools to End Users, provided such modifications and enhancements do not compete with any application offered by PeopleSoft.

g) Except for the third party software, specified in Section 1.h below, that is embedded in the application programming code for the PeopleSoft Software, any third party software required by End Users to operate the PeopleSoft Software must be licensed directly from the manufacturer or an authorized dealer. As of the Effective Date, PeopleSoft represents that the third party software identified in the Hardware and Software Requirements Document is the third party software necessary to operate the PeopleSoft Software. The Hardware and Software Requirements Document as of the Effective Date is attached hereto as Exhibit H.

         PeopleSoft agrees to notify SMS of any changes regarding such third party software in accordance with PeopleSoft's standard notification procedures for its early release customer base which includes notification via PS/Forum. The early release customer program is described in Section 5.a.

h) As of the Effective Date, PeopleSoft represents that the third party software embedded in the application programming code for the PeopleSoft Software is as follows:

         Halo Image Library
         Two MicroSoft DLL Files: XLCALL.DLL and CTL3D.DLL
         One 123DLL file from Lotus.

         PeopleSoft agrees to notify SMS of any changes regarding such embedded third party software in accordance with PeopleSoft's standard notification procedures for its early release customer base which includes notification via PS/Forum. The early release customer program is described in Section 5.a.

i) PeopleSoft hereby grants to SMS a non-exclusive and nontransferable license to use the PeopleSoft Software in the Territory to provide technical support, training, and sales support, including demonstrations, to End Users subject to the terms and conditions of the PeopleSoft License Agreement attached hereto as Exhibit E.

j) PeopleSoft hereby grants to SMS the right to copy or reproduce the PeopleSoft Software and Documentation or any part thereof only as is required for the sublicense and distribution purposes as outlined herein and as otherwise permitted under Section 3(c). SMS shall reproduce the PeopleSoft Software and Documentation only in the Territory.

k) PeopleSoft hereby grants SMS the right to sublicense the PeopleSoft Software under a SMS trade name. However, any such "private labeling" shall in no way (i) diminish PeopleSoft's rights, title or interest in the PeopleSoft Software and PeopleTools, (ii) alter SMS's obligation under this Agreement or (iii) use any part of PeopleSoft trademark or trade name, including the word "People".

l) In the event PeopleSoft develops and licenses additional PeopleSoft HRMS Software Modules and/or PeopleSoft Financials Software Modules, and SMS and PeopleSoft desire to expand the scope of this Agreement to cover such additional modules, PeopleSoft agrees that the additional fees (distribution, royalties and maintenance, including telephone support) shall be proportionate to the fees specified in Exhibit B. The calculation shall compare PeopleSoft's list price for such additional modules to the list price for the modules specified in Exhibit A. An example for illustrative purposes only: if the list price for the PeopleSoft Software Modules listed on Exhibit A is $1,000,000 and the list price for a future

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         PeopleSoft HRMS Software Module is $100,000, the royalties stated in
         Section 4.b of Exhibit B shall increase by ten percent (10%) which is 100,000 divided by $1,000,000.

2.       LICENSE VARIATIONS

a) If, after a Substantial "Selling" Effort by SMS, a Health Care Industry prospect in the Territory that is not a SMS End User decides to license only the PeopleSoft Software and not SMS's Core Applications, PeopleSoft agrees that, upon PeopleSoft's prior written approval, which approval shall not be unreasonably withheld, SMS shall have the right to license the PeopleSoft HRMS Software and PeopleSoft Financial Software, respectively, to such prospect for installation and use on a Server located in the Territory subject to the terms and conditions of a License Agreement; provided SMS pays PeopleSoft the applicable royalty specified in Exhibit B. SMS understands and agrees that notwithstanding anything to the contrary, PeopleSoft may withhold its consent if PeopleSoft is competing with SMS in order to license the PeopleSoft Software to the prospect.

b) SMS may not grant any rights or licenses to distribute the PeopleSoft Software to any computer equipment manufacturers, value added resellers, sub-distributors or other third party without the separate prior written approval of PeopleSoft, which approval may be withheld by PeopleSoft for any reason or may be subject to such conditions as determined by PeopleSoft in its discretion. In the event PeopleSoft allows SMS to grant any such sub-distribution rights, SMS shall submit a copy of the proposed sub-distribution agreement to PeopleSoft for review and approval prior to appointment of the sub-distributor.

c) PeopleSoft retains the right to distribute the PeopleSoft Software directly in the Territory by itself or through other then-current distributors, oems, vars and other channel partners. Except as stated in Section 2.d below, SMS shall not be entitled to any compensation or credit for such PeopleSoft related transactions. However, with respect to SMS End Users, PeopleSoft agrees that PeopleSoft and its then-current distributors, oems, vars and other channel partners (with the specific exclusion of ADP as to PeopleSoft HRMS Software) shall only market the PeopleSoft Software (i) to the SMS End Users listed on Exhibit L on which PeopleSoft has expended a Substantial "Selling" Effort and (ii) with SMS's prior written permission, which permission shall not be unreasonably withheld, to other SMS End Users upon direct solicitation by such entities. SMS understands and agrees that during the nine (9) month period following the Effective Date, PeopleSoft has the exclusive right to market, distribute and license the PeopleSoft Software to the SMS End Users listed on Exhibit L. PeopleSoft understands and agrees that after the expiration of the nine (9) month period following the Effective Date, PeopleSoft must cease to market the PeopleSoft Software to SMS End Users listed on Exhibit L unless such SMS End Users directly solicit PeopleSoft and SMS grants PeopleSoft SMS's prior written permission, which permission shall not be unreasonably withheld.

         SMS understands and agrees that during the twelve (12) month period following the Effective Date, PeopleSoft has the exclusive marketing, distribution and licensing rights for the prospects listed on Exhibit L and SMS shall not market or distribute the PeopleSoft Software to such prospects during such twelve month period.

         SMS understands and agrees that during the Term of this Agreement, including all subsequent renewals, PeopleSoft has the right to market, distribute and license the PeopleSoft Software to the entities listed on Exhibit L that are current PeopleSoft customers and SMS End Users.

         With regards to the SMS End Users described in this Section, PeopleSoft is not obligated to pay royalty or issue any credit to SMS in conjunction with a license of the PeopleSoft Software to such entities by PeopleSoft.

d) If, after a Substantial "Selling" Effort by SMS, a SMS End User decides to license the PeopleSoft Software directly from PeopleSoft, SMS agrees that, upon SMS's prior written approval, which approval shall not be unreasonably withheld, PeopleSoft shall have the right to license the PeopleSoft HRMS Software and

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

         PeopleSoft Financial Software, respectively, to such SMS End User; provided PeopleSoft credits to the royalties SMS is obligated to pay PeopleSoft the amounts specified in Exhibit B. Notwithstanding anything to the contrary, the credit obligation shall not apply to the SMS End Users listed on Exhibit L on which PeopleSoft has expended a Substantial "Selling" Effort. PeopleSoft understands and agrees that notwithstanding anything to the contrary, SMS may withhold its consent if PeopleSoft is competing with SMS in order to license the PeopleSoft Software to the SMS End User.


3.       LICENSE EXCLUSIONS

a) SMS shall not license or distribute the Software outside the Territory, except as expressly provided herein. SMS has no right to exploit PeopleSoft's intellectual property except as specifically set forth in this Agreement.

b) Except as otherwise stated herein, SMS shall not license or distribute the PeopleSoft Software to any entity that (i) is not simultaneously licensing SMS's Core Applications in conjunction with the PeopleSoft Software or (ii) is not a SMS End User.

c) SMS shall not (or permit any third party to) copy, translate or modify the PeopleSoft Software and Documentation, except for sublicense distribution purposes, normal back-up, disaster recovery testing, disaster recovery operation, archival copies or as otherwise stated in this Agreement and/or the License Agreement. Notwithstanding anything to the contrary in this Agreement, SMS shall have the right to enable End Users to cause additional facilities and affiliated entities under contract with End User to access the PeopleSoft Software provided that PeopleSoft's intellectual property rights are protected.

d) SMS shall not permit any third party to license, sublicense, distribute, assign, transfer or use the PeopleSoft Software, except as specifically permitted under this Agreement.

e) SMS warrants that SMS will not export or disclose directly or indirectly: (i) the PeopleSoft Software or related technical information, documents or materials; or (ii) any direct product produced from the PeopleSoft Software or related technical information, documents, or materials without the prior written consent, if required, of the Office of Export Administration of the US Department of Commerce, Washington DC. In the event SMS elects to operate internationally as specified in Section 8 of Exhibit B, SMS shall use its best endeavors to ensure its international customers abide by the terms contained in this clause. Such obligation shall be satisfied by the inclusion in SMS's License Agreement of a warranty similar to that contained herein.

f) Neither party shall knowingly make any false or misleading representations concerning the other party or the other party's Software.

4.       SMS'S OBLIGATIONS

During the Term, SMS agrees to do each of the following :

a) Use all reasonable efforts commensurate with market demand to solicit licenses of the PeopleSoft Software and provision of Maintenance, as distributor for PeopleSoft, from End Users located within the Territory.

b) Enter into, in its own name and not that of PeopleSoft, licenses of the PeopleSoft Software directly with End Users, pursuant to a License Agreement. SMS warrants that all end user license agreement shall contain (i) confidentiality and scope of use provisions substantially similar to the form attached hereto as Exhibit I and (ii) a third party beneficiary rights provision that shall allow PeopleSoft the right to enforce the confidentiality and scope of use provisions.

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c)       Offer Maintenance to all End Users pursuant to a Maintenance Agreement.
         It is expressly agreed by SMS that all Maintenance Agreements executed by SMS pursuant to this Agreement are executed by SMS as principal and not as agent for PeopleSoft.

d) Perform or cause to be performed, the following: (i) the installation of the PeopleSoft Software, if elected by End User, (ii) the training of End User personnel in the use of the PeopleSoft Software, (iii) the provision of Maintenance required under any Maintenance Agreement. Any expenses associated with such activities shall be paid by SMS and/or the End User. In no event shall PeopleSoft be responsible for such activities and the associated expenses.

e) Except as otherwise provided in this subsection 4.e, not directly or indirectly market or distribute any products in the Territory which compete with the PeopleSoft Software. As of the Effective Date, products from Oracle (financials), Dun & Bradstreet Software, SAP, JD Edwards, Ross Systems (excluding licensees existing on the Effective Date and additional licenses and/or license extensions to SMS's Allegra customer base), Integral, Cyborg and Tesseract are competing products. Notwithstanding anything to the contrary, this restriction shall not apply to SMS's marketing or distribution (i) to SMS End Users that, on the Effective Date, have an existing license with SMS for a Ross Systems application, (ii) of any new license(s) and/or license extension(s) between SMS and SMS's Allegra customer base for a Ross Systems application, (iii) of any new license(s) between SMS and SMS's Allegra prospects for a Ross Systems application during the twelve (12) month period after the Effective Date, provided SMS has expended a Substantial "Selling" Effort on such prospect(s) prior to the Effective Date, and (iv) of SMS's current legacy applications for Human Resources and Financials, such as UNITY, INVISION, MS4. SMS represents that SMS does not intend to proliferate the Ross Systems application within SMS's Allegra customer base. This list may be updated during the Term to include other products reasonably understood in the marketplace to be competitors of PeopleSoft's products. This obligation shall not survive termination of this Agreement. In the event SMS has paid PeopleSoft the total amount of all the fees specified in Sections 4.a, 4.c and 4.d SMS may elect to market or distribute products in the Territory which compete with the PeopleSoft Software.

f) Distribute the PeopleSoft Software to End Users properly licensed to use the PeopleSoft Software.

g) Distribute Releases to End Users properly licensed to use the PeopleSoft Software and under a current Maintenance Agreement with SMS.

h) Bear and be liable for all costs and expenses initiated and incurred by SMS in fulfilling its responsibilities under this Agreement.

i) Bear and be liable for all reasonable travel and living expenses incurred by PeopleSoft personnel performing services pursuant to this Agreement at the request of SMS. Such expenses shall be reimbursed in accordance with SMS's then current expense reimbursement policy for its employees. At copy of such policy as of the Effective Date is attached hereto as Exhibit M.

j) Be responsible for acquiring the right to distribute and sublicense, or requiring that End Users acquire, any third party software products or modules normally provided by PeopleSoft in conjunction with a license of the PeopleSoft Software. Such third party software products are described in PeopleSoft's Hardware and Software Requirements Guide, a copy of such document as of the Effective Date is attached hereto as Exhibit H. PeopleSoft shall update such guide periodically to identify the then-current third party software products or modules associated with the PeopleSoft Software.

k) To oversee the parties relationship under this Agreement, create with PeopleSoft an Executive Team comprised of one senior management representative from each organization. The Executive Team will meet at least twice a year throughout the term of this Agreement and be responsible for monitoring the progress of the relationship, recommending and causing improvements to be implemented, and discussing mutual strategy as it relates to the Agreement. The meetings shall alternate between PeopleSoft's corporate


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         headquarters and SMS's corporate headquarters. In the event of a deadlock, the Executive Team will submit to dispute escalation procedures pursuant to Section 19.

5.       PEOPLESOFT'S OBLIGATIONS

During the Term, PeopleSoft agrees to do each of the following:

a) Provide SMS with reasonable prior notice concerning PeopleSoft's release of new or updated software. PeopleSoft agrees that SMS shall be treated as an "early release" customer, provided SMS has paid the Software Support Services fee for the then-current year. Accordingly, SMS shall receive pre-release beta versions of the PeopleSoft Software to assist SMS with planning its direction. The pre-release beta PeopleSoft Software is provided "as is" without any Software Support Services. Provided SMS is a then-current participant in PeopleSoft's Software Support Services and Maintenance Program as specified in Sections 4.f and 4.g of Exhibit B and specifically excluding Sections 4.h and 4.i of Exhibit B, PeopleSoft shall deliver to SMS the generally available Release of the PeopleSoft Software if or when such Releases are available.

b) Provide SMS with membership in PeopleSoft's Healthcare Advisory Group. Such group meets periodically to discuss the direction of PeopleSoft's efforts in the healthcare market. In addition, PeopleSoft agrees to provide SMS with access to PeopleSoft's strategic marketing group for the healthcare industry. Such access shall be available based upon a mutually agreeable schedule.

c) Provide SMS with a copy of software marketing materials, price lists and updates thereto for SMS's use solely in connection with this Agreement. For certain software marketing materials, PeopleSoft may charge SMS PeopleSoft's cost associated with producing and delivering such marketing materials.

d) Provide SMS with Secondline Support and reasonable access to PeopleSoft's standard Lotus Notes database or successor database. PeopleSoft shall have no obligation to directly support SMS's customers. In the event an End User is experiencing a Priority A Error, as defined in Exhibit D, within the twelve month period following the Effective Date (and such period shall continue for as long as SMS has paid the applicable Software Support Services fee as specified in Sections 4.f, 4.g, 4.h and 4.i of Exhibit B) and SMS is unable to correct such error after utilizing all reasonable efforts, PeopleSoft agrees that such End User may directly contact PeopleSoft for assistance with such error, provided SMS notifies the PeopleSoft support representative of the situation.

e) Provide other technical support, as reasonably requested by SMS on a time and material basis. As of the Effective Date, PeopleSoft's consulting rates are as follows:

         Consultant                         $175/hour
         Senior Consultant                  $200/hour
         Manager                            $225/hour
         Product Specialist                 $225/hour

         On-site consulting services are charged at a minimum increment of four
         (4) hours per day.

f) Provide SMS with Releases in accordance with PeopleSoft's then current commercial practices.

g) For the PeopleSoft Software used exclusively for SMS's internal use, provide SMS with Maintenance as described in Exhibit F.

h) Provide SMS with [*] training units for use at any PeopleSoft training facility in order for SMS to become a certified instructor and for SMS's internal use. The fee for such training units are included in the fees specified in Sections 4.a, 4.c and 4.d of Exhibit B. SMS must use these training units within two years from the Effective Date. During the first year of this Agreement, SMS may only utilize

* Certain information on this page has been ommitted and filed separately with the Commission. Confidential treatment has been requested with respect to the ommitted portions.

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

         [*] training units which is sixty percent (60%) of the total number of training units. During the second year of this Agreement, SMS must utilize the remainder of the training units. One training unit is the equivalent of one student day of training in a PeopleSoft training class. As of the Effective Date, the fee associated with on-site training is as follows: $1,500 per day instructor fee plus the applicable number of training units per day per on-site training class plus the reasonable travel and living expenses incurred by PeopleSoft personnel in association with such training.

i) Provide SMS with [*] site support days to be used during the initial installation of the PeopleSoft Software. During the first year of this Agreement, SMS may only utilize nine (9) support days which is approximately sixty percent (60%) of the total number of support days. During the second year of this Agreement, SMS must utilize the remainder of the support days. The fee for such on-site support days are included in the fees specified in Sections 4.a, 4.c and 4.d of Exhibit B. The services to be performed during the on-site days will be the services reasonably requested by SMS.

j) Provide SMS with [*] hours of consulting services to assist with the installation and/or implementation of the PeopleSoft Software at SMS or End-User sites. The fee for such consulting services are included in the fees specified in Sections 4.a, 4.c and 4.d of Exhibit B. SMS must use these consulting hours within two years from the Effective Date. During the first year of this Agreement, SMS may only utilize [*] which is approximately sixty percent (60%) of the total number of consulting hours. During the second year of this Agreement, SMS must utilize the remainder of the consulting hours.

k) During the term of this Agreement, not to enter into substantially similar marketing and distribution agreements for the PeopleSoft Software in the Territory and in the Healthcare Industry with any SMS Competitor that markets and/or licenses applications that compete with SMS's Core Applications. The provisions of this Section 5.k shall be construed to prevent an SMS Competitor, whether directly under contract with PeopleSoft, or indirectly through any ownership, management or contractual relationship, from marketing, distributing and licensing the PeopleSoft Software in the Territory and in the Healthcare Industry. One possible example, for illustrative purposes only, of a permitted marketing and distribution agreement: PeopleSoft may enter into a substantially similar marketing and distribution agreements for the PeopleSoft Software in the Territory outside the Healthcare Industry with an entity whose primary source of revenue is derived outside the Healthcare Industry from a decision support services application.

         Except as otherwise provided in this Agreement, if SMS elects to market or distribute products in the Territory which compete with the PeopleSoft Software (as specified in Section 4.e), the restriction contained in this Section 5.i shall no longer apply, provided PeopleSoft gives SMS written notice at least ten (10) days prior to PeopleSoft removing the restriction contained in this Section 5.i.

l) Bear and be liable for all costs and expenses initiated and incurred by PeopleSoft in fulfilling its responsibilities under this Agreement, except for travel and living expenses incurred by PeopleSoft personnel performing services pursuant to this Agreement at the request of SMS.

m) To oversee the parties relationship under this Agreement, create with SMS an Executive Team comprised of one senior management representative from each organization. The Executive Team will meet at least twice a year throughout the term of this Agreement and be responsible for monitoring the progress of the relationship, recommending and causing improvements to be implemented, and discussing mutual strategy as it relates to the Agreement. The meetings shall alternate between PeopleSoft's corporate headquarters and SMS's corporate headquarters. In the event of a deadlock, the Executive Team will submit to dispute escalation procedures pursuant to Section 19.

6.       COMMERCIAL TERMS

a) SMS shall pay PeopleSoft the following amounts: (i) all amounts due to PeopleSoft in accordance with Exhibit B; and (ii) all related shipping charges and customs duties. Unless SMS provides PeopleSoft with

* Certain information on this page has been ommitted and filed separately with the Commission. Confidential treatment has been requested with respect to the ommitted portions.

         a valid tax exemption or direct pay certificate, SMS is responsible for all taxes, duties and customs fees concerning this Agreement and/or services, excluding taxes based on PeopleSoft's income.

b) SMS is free to set its own prices for the licensing and Maintenance of the PeopleSoft Software in the Territory. PeopleSoft shall provide SMS with thirty days prior notice concerning any revisions to the PeopleSoft price list. As of the Effective Date, PeopleSoft's intent is to revise the PeopleSoft price list on an annual basis. All outstanding SMS proposals will be valid for ninety (90) days from SMS's receipt of PeopleSoft written notice of a revision to the PeopleSoft price list.

c) In the event SMS requires special technical or sales assistance, the parties shall mutually agree in writing on payment of costs and compensation on a case by case basis.

7.       NOTIFYING AND SHIPMENT OF SOFTWARE

a) SMS shall, no later than fifteen (15) days following the end of each quarter, inform PeopleSoft of the delivery of any PeopleSoft Software sublicensed by SMS and shall provide to PeopleSoft a SMS quarterly report, in the form attached as Exhibit K, containing sufficient information to allow PeopleSoft to invoice SMS for such licenses. Such quarterly report shall also contain an update for Exhibit G that specifies all the entities that executed a license agreement with SMS for any and all SMS's Core Application during the reporting period.

b) For the purposes of this Agreement, the quarters shall end on the following dates:

                  February 28 (or February 29, if applicable)
                  May 31
                  August 31
                  November 30

c) The preprinted terms and conditions of any SMS order shall not supersede the terms and conditions set forth herein.

d) Unless otherwise agreed, PeopleSoft Software shall be shipped to End Users by SMS.

8.       LIMITED USE OF TRADEMARKS AND TRADENAMES

a) All trademarks, service marks, trade names, logos or other words or symbols identifying the PeopleSoft Software or PeopleSoft's business (the "Marks") are and will remain the exclusive property of PeopleSoft, whether or not specifically recognized or perfected under the laws of the Territory. SMS will not take any action that jeopardizes PeopleSoft's proprietary rights or acquire any rights in the Marks, except the limited use rights specified in paragraph (c) below. Except as otherwise agreed in writing, SMS will not register, directly or indirectly, any trademark, service mark, trade name, copyright, company name or other proprietary or commercial right which is identical or confusingly similar to the Marks or which are translations thereof in any other language(s). Upon PeopleSoft's request, SMS will execute such instruments and take such actions that may be appropriate to register, maintain or renew the registration of the Marks in PeopleSoft's name in the Territory and/or protect PeopleSoft's interest in the Marks.

b) All trademarks, service marks, trade names, logos or other words or symbols identifying SMS Products or SMS's business and specified on Exhibit N (the " SMS Marks") are and will remain the exclusive property of SMS, whether or not specifically recognized or perfected under the laws of the Territory. PeopleSoft will not take any action that jeopardizes SMS's proprietary rights or acquire any rights in the SMS Marks, except the limited use rights specified in paragraph (c) below. Except as otherwise agreed in writing, PeopleSoft will not register, directly or indirectly, any trademark, service mark, trade name, copyright, company name or other proprietary or commercial right which is identical or confusingly similar to the SMS Marks or which are translations thereof in any other language(s).

c) SMS may use PeopleSoft's Marks which relate to the PeopleSoft Software solely in connection with SMS's activities under this Agreement, provided SMS clearly identifies PeopleSoft's ownership of such Marks. PeopleSoft may use SMS's Marks solely in connection with PeopleSoft's activities under this Agreement, provided PeopleSoft clearly identifies SMS's ownership of such Marks. Each party shall submit to the other all advertising and marketing material using the other party's trademarks, service marks, trade names, logos or other words or symbols identifying such party to the owner of such marks for review and approval prior to release by the non-owner. Such consent shall not be unreasonably withheld. Furthermore, such consent shall be deemed to have been obtained if the party seeking approval has not received any objection to the submitted materials within thirty (30) days after the submission of the material. Both parties also reserve the right to require the other party to discontinue use of any advertising and marketing materials related to the subject matter of this transaction that such party reasonably believes will have a detrimental effect on its business.

9.       PAYMENTS

a) All payments shall be made in U.S. dollars by payment to PeopleSoft's bank account specified in Exhibit B or as changed by PeopleSoft from time to time upon notice to SMS. Unless otherwise specified herein, all payments are due within thirty (30) days of SMS's receipt of a correct invoice Overdue payments shall accrue interest at the lesser of twelve per cent (12%) per annum or the maximum rate permitted by applicable law. However, if SMS pays PeopleSoft an amount which SMS disputes and upon settlement of such dispute, it is determined that PeopleSoft is not entitled to such amounts, PeopleSoft shall pay the amounts to which it is found not to be entitled to SMS together with interest thereon payable at a rate of twelve percent (12%) per annum or the maximum rate permitted by applicable law from the date such amounts were paid to PeopleSoft through the date of refund of such payments to SMS. SMS shall pay all taxes and duties associated with this Agreement, other than taxes based on PeopleSoft's net income.

b) All amounts payable by SMS under this Agreement are exclusive of any tax, levy or similar governmental charge that may be assessed within the Territory, whether based on gross revenue, the delivery, possession or use of the PeopleSoft Software, the execution, delivery and performance of this Agreement or otherwise. If SMS is legally required to withhold any income or remittance tax from amounts payable to PeopleSoft, then (i) SMS will promptly notify PeopleSoft, (ii) the amount payable will be automatically increased to the full extent required to offset such tax, so that the amount remitted to PeopleSoft, net of all taxes, equals the amount stated in the invoice, and (iii) SMS will promptly furnish PeopleSoft with the official receipt of payment of such tax to the appropriate taxing authority. SMS agrees to assume all responsibility for collection and payment of any value added or sales taxes applicable in the Territory.

10.      TERM

         This Agreement shall commence on the Effective Date and, unless otherwise sooner terminated as provided herein, shall terminate and expire at the end of the Term.

         Upon expiration of the Term, this Agreement shall be extended automatically for a renewal term(s) of one (1) year unless SMS notifies PeopleSoft, in writing at least thirty days prior to the anniversary of the Effective Date, of its intention not to renew this Agreement. PeopleSoft may only terminate this Agreement in accordance with the terms and conditions of this Agreement, including Sections 16 and 17, Default and Termination, respectively.

         In the event SMS has a Paid Up License as defined in Section 4.e of Exhibit B and this Agreement is not renewed, SMS may continue to distribute the PeopleSoft Software as outlined in this Agreement; however, PeopleSoft shall have no obligation to provide any new Releases or the like.

11.      RECORDS AND REPORTS

a) SMS shall keep full, true and accurate records and accounts in accordance with generally accepted accounting practices to show all amounts payable by SMS to PeopleSoft. These records and accounts shall be retained for a period of at least two (2) years and shall include, at a minimum, for each License and Maintenance Agreement executed: (i) the name and address of the End User; (ii) the date of shipment; and
         (iii) a copy of each License Agreement and Maintenance Agreement.

b) SMS shall keep all records at SMS's principal place of business. On an annual basis and with sixty days prior notice to SMS, PeopleSoft shall have the right to conduct audits of the records to determine SMS's compliance with this Agreement. PeopleSoft shall bear the expenses of the audit, however, in the event any such audit reveals that SMS has understated the amount that SMS is obligated to pay PeopleSoft under this Agreement by an amount of more than five percent (5%) of the amount paid to PeopleSoft during the period audited, SMS shall pay, in addition to the amounts due, all reasonable costs associated with the audit.

c) PeopleSoft shall keep all records at PeopleSoft's principal place of business. On an annual basis and with sixty days prior notice to PeopleSoft, SMS shall have the right to conduct audits of the records to determine PeopleSoft 's compliance with this Agreement. SMS shall bear the expenses of the audit, however, in the event any such audit reveals that PeopleSoft has understated the amount that PeopleSoft is obligated to credit to SMS under this Agreement in accordance with
         Section 5 of Exhibit B by an amount of more than five percent (5%) of the amount to be credited to SMS during the period audited, PeopleSoft shall pay, in addition to the amounts due, all reasonable costs associated with the audit.

12.      COMPLIANCE WITH LAWS

a) Each party will, at its expense, obtain and maintain the governmental and other authorizations, registrations and filings that may be required under the laws of the Territory to execute or perform this Agreement. Each party will otherwise comply with all laws, regulations and other legal requirements that apply to this Agreement, including tax and foreign exchange legislation.

b) At the expense of the requesting party, either party to this Agreement may request that the other party provide the requesting party with assurances and official documents to verify the other party's compliance with this Section.

13.      TITLE AND PROTECTION OF SOFTWARE AND CONFIDENTIAL INFORMATION

a) PeopleSoft retains ownership of all intellectual property rights (including copyright and trademarks) in and relating to the PeopleSoft Software. If an enhancement, improvement or other modification is created with PeopleTools, SMS shall have all right, title and interest only in such enhancement, improvement or other modification that remains after PeopleTools has been removed from such enhancement, improvement or other modification.

b) Each party agrees to take the necessary precautions to maintain the confidentiality of Confidential Information pertaining to or disclosed in connection with this Agreement by using at least the same degree of care as such party employs with respect to its own Confidential Information of a like-kind or nature, but in no case less than reasonable care to maintain confidentiality. Each party shall only use such Confidential Information in connection with its performance of this Agreement. Confidential Information does not include information which is generally available to the public on an unrestricted basis; previously known or independently developed outside this Agreement; or lawfully disclosed by a third party without restriction.

14.      REPRESENTATIONS / LIMITATION OF LIABILITY

a) Each party represents that it has the right to enter into this Agreement. SMS warrants that it has the authority to bind its affiliates, subsidiaries and operating divisions to the terms and conditions of this Agreement.

b) PeopleSoft warrants that it has the authority to grant to SMS all the rights contained herein, including the right to grant licenses to use and sublicense the PeopleSoft Software and the third party software specified in Section 1.h that is embedded in the application programming code for the PeopleSoft Software. In the event, PeopleSoft embeds additional third party software in the application programming code for the PeopleSoft Software, PeopleSoft shall extend this warranty to cover such additional third party software.

c) PeopleSoft warrants that (i) PeopleSoft uses a reliable virus detection system, therefore, PeopleSoft represents that to the best of its knowledge that the PeopleSoft Software contains no computer viruses of any kind or form and (ii) the PeopleSoft Software does not contain any procedures or programs which can disable or destroy the PeopleSoft Software. In addition, PeopleSoft warrants that the PeopleSoft Software does not and shall not contain any lock, clock, timer, counter, copy protection feature, replication device or defect ("virus" or "worm" as such terms are commonly used in the computer industry), CPU serial number reference, or other device which: (i) might lock, disable or erase the PeopleSoft Software; (ii) prevent SMS from fully utilizing the PeopleSoft Software; or (iii) require action or intervention by PeopleSoft or any other person or entity to allow SMS to utilize the PeopleSoft Software.

d) PeopleSoft represents that it has the right to enter into this Agreement. PeopleSoft represents that the PeopleSoft Software does not infringe any patent, copyright or other third party intellectual property rights under the laws of any country within the Territory when used in accordance with the published specifications. PeopleSoft represents that the PeopleSoft Software will perform substantially in accordance with PeopleSoft's published specifications for a period of one (1) year from delivery to SMS and such warranty shall continue for as long as SMS has paid the applicable Software Support Services fee. The initial one (1) year warranty is provided at not cost to SMS. PeopleSoft shall have no responsibility for any modifications or alterations carried out by the SMS or any party other than PeopleSoft PeopleSoft's sole obligation to remedy any breach of this warranty shall be to provide Secondline Support in an effort to remedy the defect. PeopleSoft does not represent that the PeopleSoft Software is error-free. SMS shall make no representation or warranty concerning the PeopleSoft Software which would expand the scope of the representations made by PeopleSoft in this Agreement.

e) PEOPLESOFT DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

f) Except for the indemnification provided in the section entitled "Indemnification" below and except for claims for bodily injury or tangible property damage to extent caused by the proven fault of PeopleSoft, PeopleSoft's liability for damages under this Agreement (whether in contract or tort) shall not exceed the amounts paid by SMS to PeopleSoft. EXCEPT FOR LIABILITY RELATING TO THE BREACHES OF INTELLECTUAL OR PROPRIETARY RIGHTS, NEITHER PARTY WILL BE LIABLE FOR ANY LOST DATA, LOST PROFITS, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OR ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15.      INDEMNIFICATION

a) PeopleSoft shall indemnify and defend SMS against any claim that the PeopleSoft Software infringes patent, copyright or other third party intellectual property rights under the laws of any country within the Territory when used by SMS or its End Users in accordance with the terms of this Agreement; provided

         SMS gives PeopleSoft prompt notice of such claim and is given information, reasonable assistance and authority to defend or settle the claim. Notwithstanding anything to the contrary herein, PeopleSoft's liability under this Section 15.a is limited to the amounts award against SMS by a court or agreed to in settlement by PeopleSoft. PeopleSoft shall have the right, at its option, either to obtain for SMS the right to continue using the product, substitute other software with equivalent functional capabilities or modify the product so that it is no longer infringing while retaining equivalent functions. If such options are not reasonably available, SMS's remedy shall be to terminate this Agreement, to cease using and return to PeopleSoft all infringing copies of the PeopleSoft Software in SMS's possession and receive the amount of fees paid to PeopleSoft for such copies depreciated on a five year straight-line method. Notwithstanding the foregoing, PeopleSoft shall have no obligation or liability for any claim for infringement of the intellectual property rights of any party which is based on or arises out of (i) any act or omission on the part of the SMS, (ii) compliance with designs or specifications provided by or on behalf of the SMS or any third party, (iii) modifications or alterations carried out by the SMS or any party other than PeopleSoft,
         (iv) the use in connection with the PeopleSoft Software of any software not supplied by PeopleSoft, (v) the use of the PeopleSoft Software in a manner not authorized or contemplated by this Agreement, or (vi) the failure to promptly install any Release. The foregoing states the entire liability and obligation of PeopleSoft to the SMS for infringement of the intellectual property rights of any third party.

b) SMS shall indemnify and defend PeopleSoft against any damage, loss, liability or expense that PeopleSoft may incur (i) with respect to the acts or omissions of any of SMS's employees or agents while at PeopleSoft's facilities or (ii) as a result of (1) any modification or amendment of the prescribed terms of the License Agreement or Maintenance Agreement that PeopleSoft did not specifically approve, (2) any warranty, condition, representation, indemnity or guarantee granted by SMS with respect to the PeopleSoft Software in addition to or in lieu of the limited warranties specified in the Section of this Agreement titled "Representations and Limitations of Liability", (3) any omission or inaccuracy in SMS's advertisements and promotional materials that relate to PeopleSoft or the PeopleSoft Software, (4) any customization or other modification of the PeopleSoft Software by SMS or its employees or agents, including, without limitation, any customization or other modification made with PeopleTools, or (5) SMS's failure to comply with the Sections of this Agreement titled "License Exclusions", "Compliance with Laws" or "Title and Protection of Software and Confidential Information"; provided PeopleSoft gives SMS prompt notice of such claim and is given information, reasonable assistance and authority to defend or settle the claim. Notwithstanding anything to the contrary herein, SMS's liability under this Section 15.b is limited to the amounts award against PeopleSoft by a court or agreed to in settlement by SMS. This Section will not be construed to limit or exclude any other claims or remedies which PeopleSoft may assert under this Agreement or by law.

16.      DEFAULT

a) Any of the following shall constitute an Event of Default: (i) SMS fails to pay any sum due under this Agreement within thirty (30) days after the time period specified in this Agreement; or (ii) either party fails to perform any of its other material obligations under this Agreement and such failure remains uncured for thirty (30) days after receipt of written notice thereof.

b) In any Event of Default occurs, the nondefaulting party, in addition to any other rights available to it under law or equity, may withhold its performance (other than payment of sums due and owing to the other party) under and/or may immediately terminate this Agreement and any rights granted hereunder by written notice to the defaulting party. Unless otherwise provided in this Agreement, remedies shall be cumulative and there shall be no obligation to exercise a particular remedy.

17.      TERMINATION

a) All licenses properly granted by SMS to End Users pursuant to this Agreement shall survive termination of this Agreement. Furthermore, SMS's internal use license shall survive termination of this Agreement unless PeopleSoft has terminated the internal use license pursuant to the terms and conditions of Exhibit E attached hereto. In such event, PeopleSoft, in addition to any other rights available to it under law or equity, may terminate this Agreement and the internal use licenses granted hereunder by written notice to SMS.

b) In the event one party hereto merges with, or sells substantially all of its assets to, or undergoes a Change of Control involving, a competitor (as the term competitor is described in Section 4.e for PeopleSoft competitor and Section 18 for SMS Competitor) of the other party hereto, such other party may terminate this Agreement. An example for illustrative purposes only: in the event of a Change of Control of PeopleSoft to an SMS competitor, SMS (not PeopleSoft) may terminate this Agreement.

c) Except if this Agreement is terminated due to an Event of Default by PeopleSoft, immediately upon termination of this Agreement, all sums that are outstanding under this Agreement shall be paid to the appropriate party, and the due dates of all payments shall be automatically accelerated to the date of termination.

         In the Event of Default by PeopleSoft, SMS may terminate this Agreement as specified in Section 16.b above and SMS shall immediately cease to distribute the PeopleSoft Software and shall return all copies of the PeopleSoft Software except for the copy required to provide support services to End Users as specified in the paragraph below. The preceding sentence shall not apply if SMS has a Paid-Up License and elects to continue to distribute the PeopleSoft Software as outlined in this Agreement; however, PeopleSoft shall have no obligation to provide any new Releases or the like.

         Except in the event of default by SMS, if this Agreement is terminated, SMS shall have the right to continue using the PeopleSoft Software to provide support services to End Users for the remaining of the then-current term of the SMS End User License Agreement and PeopleSoft will continue to provide support services to SMS in accordance with PeopleSoft's then-current rate structure. If the Agreement was terminated due to SMS's default or if SMS is unable or does not elect to provide support services to End Users, PeopleSoft agrees, except as otherwise stated herein, to offer support services to affected End Users subject to PeopleSoft's then current, generally applicable support terms and fees, including, without limitation, the requirement to be on PeopleSoft's current Release of the PeopleSoft Software. SMS understands and agrees that PeopleSoft's support service offer does not extend to SMS's Timeshare Operation and the affected End Users.

         Except for perpetual licenses specified herein, SMS shall return to PeopleSoft or its designee, or certify in writing to PeopleSoft that all copies or partial copies of the PeopleSoft Software in SMS's possession or control have been destroyed.

d) Upon termination of this Agreement, SMS shall immediately (i) cease to use any documentation or advertising identifying it as a PeopleSoft distributor or representative of PeopleSoft, and (ii) remove promptly all signs, cancel all business listings, and take such other reasonable action as may be necessary to remove its identification as such a PeopleSoft distributor or representative.

         Upon termination of this Agreement, PeopleSoft shall immediately (i) cease to use any materials or advertising identifying SMS as a PeopleSoft distributor, and (ii) remove promptly all signs, cancel all business listings, and take such other reasonable action as may be necessary to remove any identification of SMS as a PeopleSoft distributor.

e) In addition to this section, the sections entitled 'License Exclusions', 'Title and Protection of Software and Confidential Information,' and 'Representations / Limitation of Liability', and 'Indemnification', shall survive termination of this Agreement.

18.      DEFINITIONS

         "Change of Control" means that a person, firm, company or entity acquires more than fifty percent (50%) or more of the voting shares or equity interest in one of the parties to this Agreement.

         "Confidential Information" means all written and/or oral information identified by a party as confidential or otherwise reasonably understood as confidential by its nature.

         "Current Financials ICO User" means any person, firm, company or entity identified on Exhibit G who is using SMS's General Financials Product at such entity's in-house computer operation on an IBM or IBM compatible mainframe.

         "Current Financials Non-ICO User" means any person, firm, company or entity identified on Exhibit G who is using SMS's General Financials Product in a non- IBM or non-IBM compatible mainframe in-house computer operation (i.e.: such product is used in a time sharing operation or at user's in-house computer operation on an non- IBM or non-IBM compatible mainframe).

         "Current HRMS ICO User" means any person, firm, company or entity identified on Exhibit G who is using SMS's Human Resources Product at such entity's in-house computer operation on an IBM or IBM compatible mainframe.

         "Current HRMS Non-ICO User" means any person, firm, company or entity identified on Exhibit G who is using SMS's Human Resources Product in a non- IBM or non-IBM compatible mainframe in-house computer operation (i.e.: such product is used in a time sharing operation or at user's in-house computer operation on an non- IBM or non-IBM compatible mainframe).

         "Designated European Countries" means the countries of the United Kingdom, France, Germany and the Netherlands.

         "Distribution Fee" means the fee paid by SMS to PeopleSoft for the right to have access to the PeopleSoft Software for purposes of distribution and sublicensing as set forth in this Agreement. Such fee does not include royalties associated with SMS's sublicensing of the PeopleSoft Software.

         "Documentation" means only technical publications relating to the use of the PeopleSoft Software, such as reference, user, installation, systems administrator and technical guides, delivered by PeopleSoft to SMS.

         "Effective Date" means the date set forth in Exhibit B as the effective date of this Agreement.

         "End User(s)" means any person, firm, company or entity in the Health Care Industry who is located in the Territory and who acquires a license to use the PeopleSoft Software from SMS for internal production end user purposes and not for redistribution in accordance with the terms and conditions of this Agreement.

         "Health Care Industry" means any person, firm, company or entity which is engaged in the business of providing health services through entities, including, but not limited to, hospital, infirmary or clinic.

         "License Agreement" means a form of end user license agreement containing (i) confidentiality and scope of use provisions substantially similar to the form attached hereto as Exhibit I and (ii) a third party beneficiary rights provision that shall allow PeopleSoft the right to enforce the confidentiality and scope of use provisions.

         "Maintenance" means support services provided by SMS to End Users as described in the Maintenance Agreement.

         "Maintenance Agreement" means a form of end user support services agreement substantially in the form attached hereto as Exhibit J. SMS may unilaterally modify Exhibit J as deemed necessary by SMS. SMS shall provide to PeopleSoft copies of all such changes that affect the provision of Software support by SMS.

         "New Financials ICO User" means (a) an entity who is not a SMS End User that executes a license with SMS for PeopleSoft Financial Software or
         (b) an entity who is a SMS End User but is not a Current Financials ICO User and such entity executes a license with SMS for PeopleSoft Financial Software. All such licenses must be issued in accordance with the terms and conditions of this Agreement and are for use at such entity's in-house computer operation on an IBM or IBM compatible mainframe.

         "New Financials Non-ICO User" means (a) an entity who is not a SMS End User that executes a license with SMS for PeopleSoft Financial Software or (b) an entity who is a SMS End User but is not a Current Financials Non-ICO User executes a license with SMS for PeopleSoft Financial Software. All such licenses must be issued in accordance with the terms and conditions of this Agreement and are for use in a non- IBM or non-IBM compatible mainframe in-house computer operation (i.e.: such product is used in a time sharing operation or at user's in-house computer operation on an non- IBM or non-IBM compatible mainframe).

         "New HRMS ICO User" means (a) an entity who is not a SMS End User that executes a license with SMS for PeopleSoft HRMS or (b) an entity who is a SMS End User but is not a Current HRMS ICO User executes a license with SMS for PeopleSoft HRMS Software. All such licenses must be issued in accordance with the terms and conditions of this Agreement and are for use at such entity's in-house computer operation on an IBM or IBM compatible mainframe.

         "New HRMS Non-ICO User" means (a) an entity who is not a SMS End User that executes a license with SMS for PeopleSoft HRMS Software or (b) an entity who is a SMS End User but is not a Current HRMS Non-ICO User that executes a license with SMS for PeopleSoft HRMS Software. All such licenses must be issued in accordance with the terms and conditions of this Agreement and are for use in a non- IBM or non-IBM compatible mainframe in-house computer operation (i.e.: such product is used in a time sharing operation or at user's in-house computer operation on an non- IBM or non-IBM compatible mainframe).

         "PeopleSoft Financial Software" means all or any portion of the machine-readable and executable source code software programs identified in Exhibit A as Financial Software and all corrections, Releases and associated Documentation and updates thereto.

         "PeopleSoft HRMS Software" means all or any portion of the machine-readable and executable source code software programs identified in Exhibit A as HRMS Software and all corrections, Releases and associated Documentation and updates thereto.

         "PeopleSoft Software" means all or any portion of the machine-readable and executable source code PeopleSoft HRMS Software and PeopleSoft Financial Software programs identified in Exhibit A and all corrections, Releases and associated Documentation and updates thereto; excluding third party software products remarketed by PeopleSoft. Software does not include source code to PeopleTools.

         "Release" means one (1) copy of all published revisions to the printed Documentation and one (1) copy of new versions, Releases and other enhancements to the PeopleSoft Software which enhances the existing functionality of the PeopleSoft Software but does not create a new module with separate and distinct functionality to satisfy another business operation that are designated by PeopleSoft as new products for which it charges separately.

         "Secondline Support" means technical support in accordance with the terms and conditions of Exhibit D provided by PeopleSoft solely to SMS's technical support organization.

         "Server" means a database or file server which may be accessed by a network of personal computers.

         "SMS Competitor" shall mean any entity in the Territory and in the Healthcare Industry whose primary source of revenue is derived from applications that compete with SMS's Core Applications in the Territory and in the Healthcare Industry.

         "SMS's Core Applications" are any of the following SMS application functionality: human resources, general financial services, provider billing services, patient management systems, order processing systems, master patient index repositories, clinical repositories, nursing and results reporting, electronic data interchange services and decision support services as such functionality is marketed and distributed by SMS to the Healthcare Industry.

         "SMS End User" means any person, firm, company or entity listed on Exhibit G (as such Exhibit is revised each quarter) who has acquired from SMS a license to use SMS's Core Applications for production end user purposes and not for redistribution.

         "Substantial "Selling" Effort" as used herein shall be mutually and reasonably determined by PeopleSoft and SMS, in writing as evidenced by the submittal and acceptance of a form substantially similar to Exhibit O, on a case by case basis based upon industry recognized factors involved in a software "sales" cycle.

         "Term" means the period defined in Exhibit B.

         "Territory" means the geographic area(s) listed in Exhibit B and other countries in which PeopleSoft has granted distribution rights to SMS pursuant to a mutually agreed upon written amendment to this Agreement.

         "Timeshare Operation" means SMS's timeshare business utilizing Human Resources and General Financial applications (i.e.: multiple clients operating from a single copy of the Software installed at SMS's Information Systems Center).

         "Release" means one (1) copy of all published revisions to the printed Documentation and one (1) copy of new versions of the PeopleSoft Software which enhances the existing functionality of the PeopleSoft Software but does not create a new module with separate and distinct functionality to satisfy another business operation that are designated by PeopleSoft as new products for which it charges separately.

19.      DISPUTE ESCALATION PROCEDURES:

         During the Term, the parties shall use reasonable efforts and act in good faith to resolve disputes arising out of the Agreement in an efficient and amicable manner, as follows. At each level of escalation, five (5) business days are provided in which to resolve a dispute, and if the dispute remains unresolved after five (5) business days, the issue will be raised to the next level.

         First notification will be made to:

         PeopleSoft                                                    SMS
         ----------                                                    ---
         Account Manager                                      GFS Product Owner

         If resolution of the dispute cannot be reached at this level, further escalation will be made to:

         PeopleSoft                                                    SMS
         ----------                                                    ---
         Regional Vice President of Services                  Solutions Manager

         If resolution of the dispute cannot be reached at this level, further escalation will be made to:

         PeopleSoft                                                    SMS
         ----------                                                    ---
         Regional General Manager                            Vice President
                                                              - Health Solutions

         If resolution of the dispute cannot be reached at this level, further escalation will be made to:

         PeopleSoft                                                    SMS
         ----------                                                    ---
         President                                                     President

         PeopleSoft and SMS may change the above stated contacts by providing written notice to the other party.

         In addition, legal and technical resources of each party necessary to resolve the dispute will be contacted and utilized as required.

20.      MANDATORY ARBITRATION

a) General: After the Dispute Escalation Procedures set forth in Section 19 have been exhausted and excluding a claim for injunctive relief, any remaining controversy or claim arising out of or relating to this Agreement or the existence, validity, breach or termination thereof, whether during or after its term shall be finally determined by compulsory arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules and Supplementary Procedures of the American Arbitration Association ("AAA") as modified or supplemented under this Section, notwithstanding any choice of law provision in this Agreement.

b) Proceeding: The arbitration proceeding will take place in San Francisco, California. Each party shall comply with a single request for production of documents. If disputes arise concerning these requests, the arbitrators shall have sole and complete discretion to determine the disputes. The Arbitration panel shall consist of three arbitrators, each qualified in the distribution of computer products field. Each party shall have the right to appoint a single Arbitrator, with the third Arbitrator appointed by mutual agreement between the two previously appointed arbitrators. The arbitrators shall give effect to statutes of limitation in determining any claim, and any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. The arbitration panel shall deliver a written opinion setting forth findings of fact and the rationale for the decision. The arbitrator shall reconsider the decision once upon the motion and at the expense of the party requesting reconsideration. The parties expressly agree that the arbitrators will be empowered to, at PeopleSoft' request, (i) to issue an interim order or award requiring SMS to cease distributing and using the PeopleSoft Software pending the outcome or the arbitration or (ii) grant injunctive relief. The Section of this Agreement entitled "Confidentiality" shall apply to the arbitration proceeding, all evidence taken and the opinion. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

c) Award: The arbitral award will be the exclusive remedy of the parties for all claims, counterclaims, issues or accountings presented or plead to the arbitrators. The award will (i) be granted and paid in U.S. Dollars exclusive of any tax, deduction or offset and (ii) include interest from the date of breach or other violation of the Agreement until the award is fully paid, computed at the then-prevailing LIBOR rate. Judgment upon the decision rendered by the arbitrator may be entered in any court having jurisdiction thereof.

d) Fees and Expenses: The fees of the arbitrators and the expenses incident to the arbitration proceedings shall be borne equally by the parties to such arbitration. All other expenses shall be borne by the party incurring such expenses. Any additional costs, fees or expenses incurred in enforcing the arbitral award will be charged against the party resisting its enforcement.

e) Notification: The party which intends to initiate an arbitration proceeding shall notify the other party or parties of such intention by registered mail, return receipt requested, describing the matter in dispute, naming its arbitrator and demanding that the other party name its arbitrator within four weeks from the date of such notification.

f) Failure to Name Arbitrator: If the other party fails to name its arbitrator within the above period after the giving of such notice, or if the two arbitrators do not appoint the third arbitrator within four weeks after the selection of the second arbitrator, then the American Arbitrator Association shall at the request of one of the parties, appoint the second or third arbitrator, as the case may be.

21.      GENERAL

a) All notices or demands shall be in writing and sent to the address set forth above by registered mail, return receipt requested or sent by fax along with a copy sent by US mail posted on the same date as the fax (SMS fax number 610/219-1931 or PeopleSoft fax number 510/274-9700, as appropriate) or express courier if delivery is confirmed by such form of transmission. Either party may change its address by giving ten days prior written notice. Notices to PeopleSoft shall be sent to the attention of Vice President and General Counsel. Notices to SMS shall be sent to the attention of Vice President, Finance.

b) Neither party may assign this Agreement (by operation of law or otherwise) without the prior written consent of the other party, and any prohibited assignment shall be null and void. Notwithstanding the foregoing, either party may assign its rights to (i) its wholly owned affiliates or subsidiaries or (ii) in the event of a merger, consolidation or acquisition of all or substantially all of the assets of a party hereto, to the resulting entity, provided that such entity is not a competitor (as the term competitor is described in Section 4.e for PeopleSoft competitor and Section 18 for SMS Competitor) of the other party.

         In the event one party hereto assigns this Agreement or acquires another entity or merges, consolidates or is acquired by a third party or undergoes a Change of Control or the like, the scope of this Agreement, including, without limitation, the rights granted herein, is not expanded beyond the scope originally intended as of the Effective Date. An example for illustrative purposes only: if SMS acquires another entity, the definition of SMS End User shall not be expanded to include the customers of such acquired entity.

         If SMS desires to expand the scope of this Agreement to cover such Change of Control and the like, PeopleSoft agrees that the add-on distribution fee shall be proportionate to the initial Distribution Fee specified in Exhibit B. The calculation shall compare the market potential of the expanded customer base to the customer base specified on Exhibit G.

c) Neither party shall be liable for any failure to perform due to causes beyond its reasonable control.

d) The relationship of the parties is that of independent contractors. Except as set out in this Agreement nothing shall constitute the parties as partners, joint venturers or co-owners, constitute SMS as the agent, employee or representative of PeopleSoft, or empower SMS to act for, bind or otherwise create or assume any obligation on behalf of PeopleSoft or any of its parents subsidiaries or affiliates or any other companies whose business is managed or controlled by PeopleSoft.

e) This Agreement constitutes the entire agreement between the parties and may only be modified by a written instrument signed by each party's authorized officers. This Agreement supersedes and replaces any prior proposals, communications or agreements between the parties concerning the subject matter hereof.

f) Systems Integrator and PeopleSoft agree that during the term of this Agreement, except with the prior approval of the other party, neither party will solicit for employment any employee of the other party who shall have performed activities under this Agreement.

g) Except as provided in Sections 2.a, 2.b and 2.d, any other consent and/or approval that is required to be given under this Agreement shall not be unreasonably withheld by the other party.

The parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

Shared Medical Systems Corporation           PEOPLESOFT, INC.


/s/ Marvin S. Cadwell                        /s/ Ken Horowitz
------------------------------------         ----------------------------
Authorized Signature                         Authorized Signature




Marvin S. Cadwell, President and CEO         Ken Horowitz, Vice President
------------------------------------         ----------------------------
Printed Name and Title                       Printed Name and Title

                                    EXHIBIT A
                                DISTRIBUTION USE
                               PEOPLESOFT SOFTWARE

A.  PeopleSoft HRMS Software:

         PeopleSoft Human Resources
         PeopleSoft Benefits Administration
         PeopleSoft FSA Administration
         PeopleSoft Payroll
         PeopleSoft Payroll Interface
         PeopleSoft Time and Labor -- If or when such module becomes commercially available

B.  PeopleSoft Financial Software:

         PeopleSoft General Ledger
         PeopleSoft Accounts Receivable
         PeopleSoft Accounts Payable
         PeopleSoft Asset Management
         PeopleSoft Purchasing
         PeopleSoft Inventory -- PeopleSoft shall deliver the pre-release Beta version of the Software. Such Beta version shall be delivered "as-is". If or when the module is commercially available, PeopleSoft shall provide such version to SMS.

                                    EXHIBIT B
                TERRITORY, PERFORMANCE AND COMPENSATION SCHEDULE

This document is an Exhibit to the PeopleSoft SMS Agreement ("Agreement") between PeopleSoft, Inc. ("PeopleSoft") and SMS ("SMS"). Capitalized terms used herein shall have the same meaning as set forth in the Agreement unless otherwise defined herein.

1.       EFFECTIVE DATE.

The Effective Date of the Agreement is August 25, 1995

2.       TERM.

The Term of the Agreement is ten (10) years. Upon the fifth anniversary, PeopleSoft and SMS agree that the royalties and Software maintenance fee stated herein shall be adjusted in accordance with the adjustments to such items in PeopleSoft's Price List. An example for illustrative purposes only: On August 15, 2000, if the license fee for PeopleSoft HRMS Software has increased by twelve percent (12%), the royalties specified herein for PeopleSoft HRMS Software shall increase by twelve percent (12%).

Upon the commencement of each renewal term, PeopleSoft and SMS agree that the royalties and Software maintenance fee stated herein shall be adjusted in accordance with the adjustments to such items in PeopleSoft's Price List. An example for illustrative purposes only: On August 15, 2000, if the license fee for PeopleSoft HRMS Software has increased by twelve percent (12%), the royalties specified herein for PeopleSoft HRMS Software shall increase by twelve percent (12%).

3.       TERRITORY.

The Territory shall consist only of the following countries as constituted as of the Effective Date: United States and Puerto Rico.

4.       AMOUNTS PAYABLE TO PEOPLESOFT.

a) For SMS's appointment as system integrator pursuant to this Agreement, SMS shall pay PeopleSoft a one-time Distribution Fee of one million six hundred thousand dollars ($1,600,000) as shown below. SMS understands that $1,400,000 of the total $1,600,000 is non-refundable and non-cancelable.

         $1,400,000 within thirty (30) days following the Effective Date; $200,000 upon commercial availability of the Inventory Software. In the event PeopleSoft does not deliver the commercial release of the Inventory Software, SMS may retain this $200,000 as liquidated damages.

b) For each copy of the PeopleSoft Software licensed or copied by SMS during the Term, SMS shall also pay PeopleSoft a royalty fee per license as follows:

         PeopleSoft HRMS Software licensed by SMS

         [*] per each license to a Current HRMS Non-ICO User or a New HRMS Non-ICO User;
         [*] per each license to a Current HRMS ICO User; and Fifty percent (50%) of PeopleSoft's then current list license fee per each license to a New HRMS ICO User unless PeopleSoft agrees to lesser amount.

* Certain information on this page has been ommitted and filed separately with the Commission. Confidential treatment has been requested with respect to the ommitted portions.

         PeopleSoft Financial Software licensed by SMS

         [*] per each license to a Current Financials Non-ICO User or a New Financials Non-ICO User;
         [*] per each license to a Current Financials ICO User ; and Fifty percent (50%) of PeopleSoft's then current list license fee per each license to a New Financials ICO User unless PeopleSoft agrees to a lesser amount.

c) In addition to any and all amounts due hereunder, SMS shall pay to PeopleSoft the non-cancelable and non-refundable guaranteed minimum royalty amounts shown below:

         i) On June 30, 1996, the difference, if any, between [*] and the royalties paid to PeopleSoft by SMS under Section 4.b above during the first year of the Agreement.

         ii) On June 30, 1997, the difference, if any, between [*] and the royalties paid to PeopleSoft by SMS under Section 4.b above during the Term of the Agreement.

         iii) On June 30, 1998, the difference, if any, between [*] and the royalties paid to PeopleSoft by SMS under Section 4.b above during the Term of the Agreement.

         iv) On June 30, 1999, the difference, if any, between [*] and the royalties paid to PeopleSoft by SMS under Section 4.b above during the Term of the Agreement.

         v) On June 30, 2000, the difference, if any, between [*] and the royalties paid to PeopleSoft by SMS under Section 4.b above during the Term of the Agreement.

         If, after the twenty-four (24) month period from the Effective Date, SMS continues to operate the PeopleSoft Software in SMS's Timeshare Operation, PeopleSoft and SMS agree that the guaranteed minimum royalties specified in Section 4(c)(iv) above shall be increased to [*] from [*] and in Section 4(c)(v) above shall be increased to [*] from [*]. Unless SMS notifies PeopleSoft in writing, within the twenty-four
         (24) month period from the Effective Date, that SMS has made an irrevocable decision not continue to use the PeopleSoft Software in SMS's Timeshare Operation, it shall be deemed that SMS has elected to continue to operate the PeopleSoft Software in SMS's Timeshare Operation.

d) In addition to any and all amounts due hereunder, SMS shall pay to PeopleSoft the non-cancelable and non-refundable (except for the [*] specified in Section 4.d.i below) guaranteed minimum royalty amounts shown below:

         i) On June 30, 1996, SMS shall pay PeopleSoft the amount of [*]. In the event PeopleSoft has not delivered the commercial release of the Inventory Software on or before June 30, 1996 SMS may retain this [*] as liquidated damages until PeopleSoft's delivery of the Inventory Software;

         ii) On June 30, 1997, SMS shall pay PeopleSoft the amount of [*]

         iii) On June 30, 1998, SMS shall pay PeopleSoft the amount of [*] and

         iv) On June 30, 1999, SMS shall pay PeopleSoft the amount of [*].

e) After SMS has paid to PeopleSoft, pursuant to Sections 4.b and 4.c above and/or a separate lump sum royalty payment, an amount equal to or in excess of [*] for PeopleSoft HRMS Software and/or PeopleSoft Financial Software royalties which amount does not include the royalties associated with (i) New Financials ICO User, New HRMS ICO User and (ii) Current Financials and HRMS ICO End User after the first forty (40) Current Financials and HRMS ICO End User that license the PeopleSoft HRMS Software and/or PeopleSoft Financial Software ("Paid Up License"), SMS shall not be obligated to pay

* Certain information on this page has been ommitted and filed separately with the Commission. Confidential treatment has been requested with respect to the ommitted portions.

         PeopleSoft any additional royalties associated only with future licenses of the PeopleSoft HRMS Software and/or PeopleSoft Financial Software to SMS End Users with a license to use SMS's Human Resources and/or General Financial products in a Non-ICO environment (ie: such product is used in a Timeshare Operation or at user's in-house computer operation on a non- IBM or non-IBM compatible mainframe) In other words, after SMS has paid PeopleSoft the amount of the Paid Up License, SMS shall only incur royalties in association with licenses to:

                  (i) New Financials Non-ICO User, excluding SMS End Users
                  (ii) New HRMS Non-ICO User, excluding SMS End Users
                  (iii) New Financials ICO User,
                  (iv) New HRMS ICO User,
                  (v) Current Financials ICO User, and
                  (vi) Current HRMS ICO User

         SMS may continue licensing the PeopleSoft HRMS Software and/or PeopleSoft Financial Software as specified in this Agreement. Notwithstanding the above, SMS may license the PeopleSoft HRMS Software and/or PeopleSoft Financial Software to more than forty (40) Current Financials and HRMS ICO End Users; however, the additional ICO License Agreements shall not be included in the calculation referenced in this
         Section 4.e. SMS shall have a period of seven (7) years (the initial Term of five years plus the first two years of any applicable renewal term) to pay PeopleSoft the amounts stated in this Section 4.e.

                  If, after the twenty-four (24) month period from the Effective Date, SMS continues to operate the PeopleSoft Software in SMS's Timeshare Operation, PeopleSoft and SMS agree that the amount stated in Line 2 in the first paragraph of this Section shall be increased to [*] from [*]. Unless SMS notifies PeopleSoft in writing, within the twenty-four (24) month period from the Effective Date, that SMS has made an irrevocable decision not continue to use the PeopleSoft Software in SMS's Timeshare Operation, it shall be deemed that SMS has elected to continue to operate the PeopleSoft Software in SMS's Timeshare Operation.

f) The first year of PeopleSoft HRMS Software Maintenance (as set forth in Exhibit D, specifically excluding Section 4 of Exhibit D) is included in the Software license fees, thereafter, in the event Licensee elects to continue to receive Software Maintenance, Licensee shall pay PeopleSoft the annual Software Maintenance fee as set forth in this Agreement. Should Licensee elect not to renew Software Maintenance and subsequently request Software Maintenance, PeopleSoft shall reinstate Software Maintenance only after Licensee pays PeopleSoft the annual fee due in accordance with this Agreement plus all cumulative fees that would have been payable had Licensee not suspended Software Maintenance.

         For the PeopleSoft HRMS Software Maintenance provided to SMS by PeopleSoft as set forth in Exhibit D, excluding Section 4 thereof, SMS shall pay PeopleSoft, on the first through fourth anniversaries of the Effective Date, the amounts shown below based upon the number of HRMS End Users licensed by SMS.

                  Number of HRMS End         First Anniversary -
                           Users              Fourth Anniversary
                          0 - 75              [*] per year
                         76 - 150             [*] per year
                        151 - 250             [*] per year
                         Over 250             [*] per year

g) The first year of PeopleSoft Financials Software Maintenance (as set forth in Exhibit D, specifically excluding Section 4 of Exhibit D) is included in the Software license fees, thereafter, in the event Licensee elects to continue to receive Software Maintenance, Licensee shall pay PeopleSoft the annual Software Maintenance fee as set forth in this Agreement. Should Licensee elect not to renew Software Maintenance and subsequently request Software Maintenance, PeopleSoft shall reinstate Software Maintenance only

* Certain information on this page has been ommitted and filed separately with the Commission. Confidential treatment has been requested with respect to the ommitted portions.

         after Licensee pays PeopleSoft the annual fee due in accordance with this Agreement plus all cumulative fees that would have been payable had Licensee not suspended Software Maintenance.

         For the PeopleSoft Financial Software Maintenance provided to SMS as set forth in Exhibit D , excluding Section 4 thereof, SMS shall pay PeopleSoft, on the first through fourth anniversaries of the Effective Date, the amounts shown below based upon the number of Financial End Users licensed by SMS.

                            Number of Financial End      First Anniversary -
                                     Users               Fourth Anniversary
                                      0 - 75              [*] per year
                                     76 - 150             [*] per year
                                    151 - 250             [*] per year
                                     Over 250             [*] per year

h)       The first year of PeopleSoft HRMS Software Maintenance pursuant to
         Section 4 of Exhibit D is included in the Software license fees, thereafter, in the event Licensee elects to continue to receive such
         Section 4 Software Maintenance, Licensee shall pay PeopleSoft the annual Software Maintenance fee as set forth in this Agreement.

         For the PeopleSoft HRMS Software Maintenance provided to SMS by PeopleSoft pursuant to Section 4 as set forth in Exhibit D (telephone consultation/hotline support), SMS shall pay PeopleSoft, on the first through fourth anniversaries of the Effective Date, the amounts shown below based upon the number of HRMS End Users licensed by SMS.

                            Number of HRMS End Users     First Anniversary -
                                                         Fourth Anniversary
                                      0 - 75              [*] per year
                                     76 - 150             [*] per year
                                    151 - 250             [*] per year
                                     Over 250             [*] per year

i) The first year of PeopleSoft Financials Software Maintenance pursuant to Section 4 of Exhibit D is included in the Software license fees, thereafter, in the event Licensee elects to continue to receive such
         Section 4 Software Maintenance, Licensee shall pay PeopleSoft the annual Software Maintenance fee as set forth in this Agreement.

         For the PeopleSoft Financial Software Maintenance provided to SMS by PeopleSoft pursuant to Section 4 as set forth in Exhibit D (telephone consultation/hotline support), SMS shall pay PeopleSoft, on the first through fourth anniversaries of the Effective Date, the amounts shown below based upon the number of Financial End Users licensed by SMS.

                            Number of Financial End      First Anniversary -
                                     Users               Fourth Anniversary
                                      0 - 75              [*] per year
                                     76 - 150             [*] per year
                                    151 - 250             [*] per year
                                     Over 250             [*] per year

j) Consulting, training and/or other services beyond those provided pursuant to License and Maintenance Agreements shall be independently negotiated with customers. The party providing such efforts shall retain one hundred percent (100%) of the proceeds therefrom. On such occasions as SMS and PeopleSoft shall together provide such services, the allocation between SMS and PeopleSoft of the revenues therefrom shall be agreed upon in advance.

* Certain information on this page has been ommitted and filed separately with the Commission. Confidential treatment has been requested with respect to the ommitted portions.

5.       AMOUNTS CREDITED TO SMS.

         If, after a Substantial "Selling" Effort by SMS, a SMS End User decides to license the PeopleSoft Software directly from PeopleSoft, SMS agrees that, upon SMS's prior written approval, which approval shall not be unreasonably withheld, PeopleSoft shall have the right to license the PeopleSoft HRMS Software and PeopleSoft Financial Software, respectively, to such SMS End User; provided PeopleSoft credits to the royalties SMS is obligated to pay PeopleSoft the amounts specified in below:

         For each such PeopleSoft HRMS license, the credit is fifty percent (50%) of PeopleSoft's then current list license fee; and For each such PeopleSoft Financials license, the credit is fifty percent (50%) of PeopleSoft's then current list license fee .

         Notwithstanding anything to the contrary, this credit obligation shall not apply to the SMS End Users listed on Exhibit L on which PeopleSoft has expended a Substantial "Selling" Effort.

6.       PEOPLESOFT BANK ACCOUNT FOR PAYMENT.

                           WestAmerica Bank, Walnut Creek Branch
                           ABA #  121-140-218
                           Account Number:  0704006964
                           Account Name     PeopleSoft, Inc.

7.       CURRENCY FOR PAYMENT.

         The currency for all payments to PeopleSoft shall be U.S. Dollars.

8.  INTERNATIONAL OPTION.

a) If, during the two (2) year period following the Effective Date, SMS elects to extend its non-exclusive system integration and licensing rights for the PeopleSoft Software from the United States to also include the Designated European Countries, SMS and PeopleSoft must enter into a mutually acceptable amendment to this Agreement authorizing such extended use for the Designated European Countries.

PeopleSoft and SMS agree that SMS shall pay PeopleSoft a one-time entry Global Distribution Fee of [*] upon execution of the Amendment and for each copy of the PeopleSoft Software licensed by SMS in the Designated European Countries during the term of the Amendment, SMS shall pay to PeopleSoft a royalty fee per license as specified below:

         [*] per each PeopleSoft International HRMS Software license excluding a New HRMS ICO User;
         [*] per each PeopleSoft International Financial Software license excluding a New Financials ICO User;
         Fifty percent (50%) of PeopleSoft's then current list license fee per each license to a New HRMS ICO User unless PeopleSoft agrees to lesser amount; and
         Fifty percent (50%) of PeopleSoft's then current list license fee per each license to a New Financials ICO User unless PeopleSoft agrees to lesser amount.

If, during the two (2) year period following the Effective Date, PeopleSoft creates a localized version of the PeopleSoft Software for countries outside of the Territory and the Designated European Countries, upon SMS's request, PeopleSoft shall have the unilateral right to expand the option stated in this
Section 8.a to cover such additional localized version of the PeopleSoft Software. If this option is expanded SMS and PeopleSoft must enter into a mutually acceptable amendment to this Agreement authorizing such extended use and specifying the additional distribution fee which shall be proportional to the distribution fee for the Designated European Countries.

* Certain information on this page has been ommitted and filed separately with the Commission. Confidential treatment has been requested with respect to the ommitted portions.

SMS understands that (i) the PeopleSoft Software for the Designated European Countries differs from, and may not contain all the features and functions as, the PeopleSoft Software for the U.S. market; and (ii) in the Designated European Countries, SMS will have to work through, and in conjunction with, PeopleSoft's distributors and channel partners, if any, in such countries. PeopleSoft agrees to facilitate the introductions between SMS and PeopleSoft's distributors and channel partners, if any, in such countries.

Software Maintenance under the option specified in this Section 8.a is:

(i) The first year of PeopleSoft HRMS Software Maintenance (as set forth in Exhibit D, specifically excluding Section 4 of Exhibit D) is included in the Software license fees, thereafter, in the event Licensee elects to continue to receive Software Maintenance, Licensee shall pay PeopleSoft the annual Software Maintenance fee as set forth in this Agreement. Should Licensee elect not to renew Software Maintenance and subsequently request Software Maintenance, PeopleSoft shall reinstate Software Maintenance only after Licensee pays PeopleSoft the annual fee due in accordance with this Agreement plus all cumulative fees that would have been payable had Licensee not suspended Software Maintenance.

         For the PeopleSoft HRMS Software Maintenance provided to SMS by PeopleSoft as set forth in Exhibit D, excluding Section 4 thereof, SMS shall pay PeopleSoft, on the first through fourth anniversaries of the Effective Date, the amounts shown below based upon the number of HRMS End Users licensed by SMS.

                            Number of HRMS End         First Anniversary -
                                     Users              Fourth Anniversary
                                    0 - 25              [*] per year
                                    26 - 50             [*] per year
                                   51 - 100             [*] per year
                                    Over 100            [*] per year


(ii) The first year of PeopleSoft Financials Software Maintenance (as set forth in Exhibit D, specifically excluding Section 4 of Exhibit D) is included in the Software license fees, thereafter, in the event Licensee elects to continue to receive Software Maintenance, Licensee shall pay PeopleSoft the annual Software Maintenance fee as set forth in this Agreement. Should Licensee elect not to renew Software Maintenance and subsequently request Software Maintenance, PeopleSoft shall reinstate Software Maintenance only after Licensee pays PeopleSoft the annual fee due in accordance with this Agreement plus all cumulative fees that would have been payable had Licensee not suspended Software Maintenance.

         For the PeopleSoft Financial Software Maintenance provided to SMS as set forth in Exhibit D , excluding Section 4 thereof, SMS shall pay PeopleSoft, on the first through fourth anniversaries of the Effective Date, the amounts shown below based upon the number of Financial End Users licensed by SMS.

                            Number of Financial End      First Anniversary -
                                     Users               Fourth Anniversary
                                      0 - 25              [*] per year
                                     26 - 50              [*] per year
                                     51 - 100             [*] per year
                                     Over 100             [*] per year

(iii)    The first year of PeopleSoft HRMS Software Maintenance pursuant to
         Section 4 of Exhibit D is included in the Software license fees, thereafter, in the event Licensee elects to continue to receive such
         Section 4 Software Maintenance, Licensee shall pay PeopleSoft the annual Software Maintenance fee as set forth in this Agreement.

         For the PeopleSoft HRMS Software Maintenance provided to SMS by PeopleSoft pursuant to Section 4 as set forth in Exhibit D (telephone consultation/hotline support), SMS shall pay PeopleSoft, on the first

* Certain information on this page has been ommitted and filed separately with the Commission. Confidential treatment has been requested with respect to the ommitted portions.

         through fourth anniversaries of the Effective Date, the amounts shown below based upon the number of HRMS End Users licensed by SMS.

                            Number of HRMS End Users     First Anniversary -
                                                         Fourth Anniversary
                                      0 - 25              [*] per year
                                     26 - 50              [*] per year
                                     51 - 100             [*] per year
                                     Over 100             [*] per year

(iv) The first year of PeopleSoft Financials Software Maintenance pursuant to Section 4 of Exhibit D is included in the Software license fees, thereafter, in the event Licensee elects to continue to receive such
         Section 4 Software Maintenance, Licensee shall pay PeopleSoft the annual Software Maintenance fee as set forth in this Agreement.

         For the PeopleSoft Financial Software Maintenance provided to SMS by PeopleSoft pursuant to Section 4 as set forth in Exhibit D (telephone consultation/hotline support), SMS shall pay PeopleSoft, on the first through fourth anniversaries of the Effective Date, the amounts shown below based upon the number of Financial End Users licensed by SMS.

                            Number of Financial End      First Anniversary -
                                     Users               Fourth Anniversary
                                      0 - 25              [*] per year
                                     26 - 50              [*] per year
                                     51 - 100             [*] per year
                                     Over 100             [*] per year

b) If, during the two (2) year period following the Effective Date, SMS elects to extend its non-exclusive system integration and licensing rights for the PeopleSoft Software from the United States to the twelve countries specified below with SMS modifying the United States version of the PeopleSoft Software to create localized versions of the PeopleSoft Software for such twelve countries, SMS and PeopleSoft must enter into a mutually acceptable amendment to this Agreement authorizing such extended use.

Additionally, if, during the two (2) year period following the Effective Date, SMS elects to extend its non-exclusive system integration and licensing rights for the PeopleSoft Software from the United States to the twelve countries specified below with SMS modifying the PeopleSoft Designated European Countries version(s) of the PeopleSoft Software referenced in Section 8.a of this Exhibit B to create localized versions of the PeopleSoft Software for such twelve countries, SMS must (i) enter into a mutually acceptable amendment to this Agreement authorizing such extended use and (ii) exercise the option specified in Section 8.a of this Exhibit B and pay PeopleSoft the distribution fee of [*] specified in such Section 8.a.

         COUNTRIES
         ---------
         Belgium                            United Kingdom
         The Czech Republic
         France
         Germany
         Hungary
         Ireland
         Italy
         Luxembourg
         Netherlands
         Poland
         Spain

* Certain information on this page has been ommitted and filed separately with the Commission. Confidential treatment has been requested with respect to the ommitted portions.

PeopleSoft and SMS agree that (i) SMS shall not pay any additional distribution fee associated with this Section 8.b (the additional distribution fee is required if the option specified in Section 8.a of this Exhibit B is exercised) and (ii) SMS shall pay to PeopleSoft a royalty fee per each modified copy of the PeopleSoft Software licensed by SMS as specified below:

         PeopleSoft HRMS Software licensed by SMS

         [*] per each license to a Current HRMS Non-ICO User or a New HRMS Non-ICO User;
         [*] per each license to a Current HRMS ICO User; and Fifty percent (50%) of PeopleSoft's then current list license fee per each license to a New HRMS ICO User unless PeopleSoft agrees to lesser amount.

         PeopleSoft Financial Software licensed by SMS

         [*] per each license to a Current Financials Non-ICO User or a New Financials Non-ICO User;
         [*] per each license to a Current Financials ICO User ; and Fifty percent (50%) of PeopleSoft's then current list license fee per each license to a New Financials ICO User unless PeopleSoft agrees to a lesser amount.

SMS understands that (i) PeopleSoft will not provide SMS with any maintenance for licenses granted outside the U.S. pursuant to the option specified in this
Section 8.b and (ii) in the specified twelve countries, PeopleSoft recommends that SMS works through, and in conjunction with, PeopleSoft's distributors and channel partners, if any, in such countries. PeopleSoft agrees to facilitate the introductions between SMS and PeopleSoft's distributors and channel partners, if any, in such countries.

Upon mutual agreement of the parties, the list of twelve countries specified herein may be expanded. However, PeopleSoft shall have the right to refuse to expand the list to any country that PeopleSoft either currently has or is intending to have an exclusive distributor relationship.

* Certain information on this page has been ommitted and filed separately with the Commission. Confidential treatment has been requested with respect to the ommitted portions.

                                    EXHIBIT C
                                  INTERNAL USE

PART 1                                   PRODUCTION    TEST & DEVELOPMENT
                                           COPIES      COPIES
                                           ------      ------
HRMS SOFTWARE
           Human Resources                     1              1
                                               -              -
            Benefits Administration            1              1
                                               -              -
            FSA Administration                 1              1
                                               -              -
           Payroll                             1              1
                                               -              -
           Payroll Interface                   1              1
                                               -              -
           Time and Labor                      1              1
                                               -              -
           If or when such module becomes
           commercially available

FINANCIALS SOFTWARE

         General Ledger (incl. PS/nVision)     1              1
                                               -              -
         Accounts Receivable                   1              1
                                               -              -
         Accounts Payable                      1              1
                                               -              -
         Asset Management                      1              1
                                               -              -
         Purchasing                            1              1
                                               -              -
           Inventory                           1              1
                                               -              -
           If or when such module becomes
           commercially available

Database Version:Oracle           Operating System:            Hardware Model:


FOR THE ORACLE DATABASE VERSION LICENSED, LICENSEE RECEIVES THE APPLICABLE ITEMS LISTED BELOW:


                                            QTY.          ORACLE
                                            ----          ------
     DATABASE                                 1           N/A
     PEOPLETOOLS - RESTRICTED DEV             1           included
     DOCUMENTATION                            2           included

ADDITIONAL SOFTWARE/SERVICES / PART TWO

       SOFTWARE/SERVICE                   MANUFACTURER              QUANTITY
Workstation Access (includes     PeopleSoft, Inc.                  unlimited
base application access,         Sybase, Inc./MITI
Workstation SQR, QueryLink,      Crystal Computer Services
Crystal, nVision)

Server SQR                       Sybase, Inc./MITI                     1
                                                                       -
PeopleTools - General Dev.(1)    PeopleSoft, Inc.                   10 Seats
                                                                    --------

--------
(1) PeopleTools for general development for the internal use license shall be used solely to develop applications for Licensee's internal systems. Licensee shall not market or distribute such applications without executing a mutually acceptable amendment to this Agreement authorizing such extended use and specifying the royalty associated with such usage. Any third party software required by Licensee must be licensed directly from PeopleSoft or the manufacturer.

----------------------------------------- ------------------------------------- ------------------------------------
LICENSEE SITE ADDRESS                     BILL-TO-ADDRESS                       SHIP-TO-ADDRESS




contact name:                             contact name:                         contact name:
Phone No.                                 Phone No.                             Phone No.
Fax No.                                   Fax No.                               Fax No.
----------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------------------------- ----------------------------------------------------------
LICENSEE TRAINING ADMINISTRATOR                           CORRESPONDENT
Contact Name:                                             Contact Name:
Phone No.                                                 Phone No.
Fax No.
--------------------------------------------------------- ----------------------------------------------------------

                                    EXHIBIT D
                               SECONDLINE SUPPORT
                              TERMS AND CONDITIONS

Secondline Support Services Terms and Conditions ("Support Services") are outlined herein. PeopleSoft reserves the right to modify the terms and conditions of Support Services on an annual basis to reflect current market conditions.

1.   COVERAGE

PeopleSoft provides SMS with Support Services for the PeopleSoft Software in consideration for SMS's payment of the applicable fees to PeopleSoft as stated in Sections 4.f, 4.g, 4.h and 4.i of Exhibit B. SMS is solely responsible for the provision of Support Services to End Users.

2.   SOFTWARE MAINTENANCE

The following technical and functional improvements will be issued periodically by PeopleSoft to improve PeopleSoft Software operations:

     a.  Fixes to Errors;
     b.  Updates; and
     c.  Enhancements contained within new releases.

3.   PRIORITY LEVEL OF ERRORS

PeopleSoft shall reasonably determine the priority level of Error. PeopleSoft uses the following protocols:

Priority A Errors:

     PeopleSoft promptly initiates the following procedures: (1) assign PeopleSoft specialists to correct the Error; (2) provide ongoing communication on the status of the corrections; and (3) immediately commence to provide a Workaround or a Fix.

Priority B Errors:

     (1) PeopleSoft assigns a PeopleSoft specialist to commence correction of Error and (2) Provide escalation procedures as reasonably determined by PeopleSoft support staff. PeopleSoft exercises all commercially reasonable efforts to include the Fix for the Error in the next PeopleSoft Software maintenance release.

Priority C Errors:

     PeopleSoft may include the Fix for the Error in the next major PeopleSoft Software release.

4.   TELEPHONE SUPPORT

PeopleSoft provides telephone technical support concerning installation and use of the PeopleSoft Software. Except for designated holidays, standard telephone support hours are Monday through Friday, 6:00 a.m. to 6:30 p.m. Pacific Time. Telephone Support is available 24-hour, 7-days a week for in-production customers who need to resolve critical production problems outside of normal support hours.

5.   ACCOUNT MANAGER

PeopleSoft assigns an account manager to assist the on-going support relationship. A reasonable amount of account manager on-Site time is included in the annual Support Services fee. Prior to an account manager conducting an on-Site visit, such account manager shall obtain SMS's prior approval SMS will reimburse PeopleSoft for the reasonable travel and living expenses of the account manager for on-Site activity.

6.   PS/FORUM

     a. PS/Forum on-line bulletin board system features postings by PeopleSoft and PeopleSoft Software users regarding technical and non-technical topics of interest. SMS shall access PS/Forum solely through SMS's CompuServe services account. At SMS's own expense, SMS shall acquire the CompuServe service and a license to use Lotus Notes.

     b. All maintenance releases and program fixes to the PeopleSoft Software may be delivered to SMS through PS/Forum. All information specified in PS/Forum by PeopleSoft is confidential and proprietary to PeopleSoft and shall only be used in connection with SMS's use of the PeopleSoft Software and informational communications with other PS/Forum participants. PeopleSoft reserves the right to modify information posted to PS/Forum. PeopleSoft shall have the right to publish and distribute only through PS/Forum in all languages and in association with SMS's name any material or software programs provided by SMS to PS/Forum. SMS shall not use PS/Forum for advertising or public relations purposes and shall only submit information to PS/Forum which is owned by SMS or which SMS has third party permission to submit to PS/Forum for use by all other PS/Forum users.

     c. In the interest of diminishing exposure to software viruses, PeopleSoft tests and scans for software viruses all information entered by PeopleSoft prior to submission of information to PS/Forum. SMS shall also use a reliable virus detection system on any software or information posted to PS/Forum, utilize back-up procedures, monitor access to PS/Forum, promptly notify PeopleSoft of any virus detected within SMS's systems associated with PS/Forum and generally exercise a reasonable degree of caution when utilizing information from PS/Forum. PeopleSoft does not warrant that PS/Forum will operate without interruption or without errors. PeopleSoft reserves the right to modify or suspend PS/Forum service in connection with PeopleSoft's provision for Support Services.

7.   EXCLUSIONS

PeopleSoft shall have no obligation to support:

     a.  Altered, damaged or substantially modified PeopleSoft Software;
     b. PeopleSoft Software that is not the then-current or Previous Sequential Release;
     c. Errors caused by SMS's negligence, hardware malfunction or other causes beyond the reasonable control of PeopleSoft;
     d. PeopleSoft Software installed in a hardware or operating environment not supported by PeopleSoft; and
     e.  Third party software not licensed through PeopleSoft.

8.   GENERAL

All Updates provided to SMS are subject to the terms and conditions of the Agreement.

PeopleSoft shall not be liable for any failure or delay in performance of the Support Services due to causes beyond its reasonable control. Any illegal or unenforceable provision shall be severed from these Terms and Conditions. SMS agrees that any information received pursuant to these Terms and Conditions shall be deemed subject to the non-disclosure obligations set forth in the Agreement. The Support Services Terms and Conditions states the entire agreement of PeopleSoft's provision of Support Services to SMS and may only be amended by a written amendment executed by both parties.

9.   DEFINITIONS

Unless otherwise defined herein, capitalized terms used herein shall have the same meaning as set forth in the Agreement and applicable Schedule.

"Enhancement" means technical or functional additions to the PeopleSoft Software to improve software functionality and/or operations. Enhancements are delivered with new releases of the PeopleSoft Software.

"Error" means a malfunction in the PeopleSoft Software which significantly degrades the use of the PeopleSoft Software.

"Fix" means the repair or replacement of source or object or executable code versions of the PeopleSoft Software to remedy an Error.

"Previous Sequential Release" means the release of PeopleSoft Software for use in a particular operating environment. A Previous Sequential Release will be supported by PeopleSoft for a period of fifteen (15) months after release of the subsequent release.

"Priority A" means an Error that: (1) renders the PeopleSoft Software inoperative; or (2) causes the PeopleSoft Software to fail catastrophically.

"Priority B" means an Error that significantly degrades performance of the PeopleSoft Software or materially restricts SMS's use of the PeopleSoft Software.

"Priority C" means an Error that causes only a minor impact of the use of the PeopleSoft Software.

"Update" means all published revisions to the printed documentation and one (1) copy of the new release of the PeopleSoft Software which are not designated by PeopleSoft as new products for which it charges separately.

"Workaround" means a change in the procedures followed or data supplied to avoid an Error without significantly impairing performance of the PeopleSoft Software.

                                    EXHIBIT E



The terms and conditions of the Systems Integrator Agreement shall apply to SMS's internal use license. Unless otherwise provided in the Systems Integrator Agreement, the terms and conditions of this Exhibit E shall apply.


                SOFTWARE END USER LICENSE AND SERVICES AGREEMENT


This agreement ("Agreement") is made as of____________ , 1995 ("Effective Date") by and between PeopleSoft, Inc. ("PEOPLESOFT"), a Delaware corporation having its principal place of business at 1331 North California Boulevard, Walnut Creek, California 94596 and

Name:   __________________("LICENSEE")
Address:__________________
        __________________
        __________________

This Agreement and the Schedules constitute the entire agreement between the parties concerning Licensee's use of the Software. This Agreement replaces and supersedes any prior verbal or written understandings, communications, and representations. No purchase order or other ordering document which purports to modify or supplement the printed text of this Agreement or any Schedule shall add to or vary the terms of this Agreement. All such proposed variations or additions (whether submitted by PeopleSoft or Licensee) are objected to and deemed material.

THE TERMS AND CONDITIONS HEREIN ARE ACCEPTED AS PART OF THIS AGREEMENT.


LICENSEE                                    PEOPLESOFT, INC.

_____________________                       _____________________
Authorized Signature                        Authorized Signature

_______________________                     _______________________
Printed Name and Title                      Printed Name and Title


                              TERMS AND CONDITIONS

1.       LICENSE

1.1 PeopleSoft grants Licensee a perpetual, non-exclusive, nontransferable license to use the licensed number of copies of the Software, solely for internal data processing operations, on each Server at the Site up to the licensed number of workstations specified in the applicable Schedule. Any third party software products or modules provided by PeopleSoft to Licensee shall be used solely with PeopleSoft Software. Licensee may use the Software temporarily on a machine other than the Server in the event that the Server is inoperable. Licensee may make a reasonable number of copies of the Software solely for technical support, training and sales support, including demonstrations, and archive or emergency back-up purposes and/or disaster recovery testing purposes. Licensee may modify or merge the Software with other software with the understanding that any modifications, however extensive, shall not diminish PeopleSoft's title or interest in the Software.


                                    34 of 51

1.2 PeopleSoft shall provide Licensee with the licensed number of copies of the Software and Documentation as specified in the applicable Schedule. Licensee may make a reasonable number of copies of Documentation solely for Licensee's internal use with the Software provided all copyright notices are reproduced.

2.       LICENSE EXCLUSIONS

2.1      Except as expressly authorized herein, Licensee shall not:

         a.       Copy the Software;
         b. Cause or permit reverse compilation or reverse assembly of all or any portion of the Software;
         c. distribute, disclose, market, rent, lease or transfer to any third party any portion of the Software (including PeopleTools) or the Documentation, or use the Software or Documentation in any service bureau arrangement, facility management, or third party training;
         d. Disclose the results of Software performance benchmarks to any third party without PeopleSoft's prior written consent;
         e. Transfer the Software to a different Server platform without the prior written consent of PeopleSoft (such consent not unreasonably withheld) and payment of any additional fees which may be due;
         f. Transfer the Software to a different Site without prior written notice to PeopleSoft;
         g. Export the Software in violation of U.S. Department of Commerce export administration regulations;
         h. Invoke support libraries other than through documented API calls; and
         i. Use PeopleTools except in conjunction with the licensed PeopleSoft applications.

2.2 No license, right, or interest in any PeopleSoft trademark, trade name, or service mark is granted hereunder.

3.       FEES AND PAYMENT TERMS

3.1 Licensee shall pay PeopleSoft the fees as specified in each applicable Schedule and all associated shipping costs.

3.2 Unless Licensee provides PeopleSoft with a valid tax exemption or direct pay certificate, Licensee is responsible for all taxes, duties and customs fees concerning the Software and/or services, excluding taxes based on PeopleSoft's income. Overdue payments shall bear interest at the lesser of twelve percent (12%) per annum or the maximum rate allowed under applicable law.

4.       TITLE AND PROTECTION

4.1 PeopleSoft (or its third-party providers) retains title to all portions of the Software, any modifications to the Software developed with PeopleTools, and any copies thereof. Title to the physical media for the Software vests in Licensee upon delivery. PeopleSoft represents that the Software contains valuable proprietary information, and Licensee shall not disclose the Software to anyone other than those of its employees or consultants under nondisclosure obligations who have a need to know for purposes consistent with this Agreement. Licensee shall affix, to each full or partial copy of the Software made by Licensee, all copyright and proprietary information notices as affixed to the original. The obligations set forth in this paragraph shall survive termination of this Agreement.

4.2 The Software may be transferred to the U.S. government only with the separate prior written consent of PeopleSoft and solely with "Restricted Rights" as that term is defined in FAR 52.227-19(c)(2) (or DFAR 252.227-7013(c)(1) if the transfer is to a defense-related agency) or subsequent citation.

5.       PATENT AND COPYRIGHT INDEMNITY

         PeopleSoft shall indemnify and defend Licensee against any claims that the Software infringes any United States or Canadian patent or copyright; provided that PeopleSoft is given prompt notice of such claim and is given information, reasonable assistance, and sole authority to defend or settle the claim. In the defense or settlement of the claim, PeopleSoft may obtain for Licensee the right to continue using the Software, replace or modify the Software so that it becomes noninfringing while giving equivalent performance. PeopleSoft shall have no liability to indemnify or defend Licensee if the alleged infringement is based on: (i) a modification of the Software by anyone other than PeopleSoft, or (ii) the use of the Software other than in accordance with the Documentation.

6.       DEFAULT AND TERMINATION

6.1      Any of the following shall constitute an event of default:

         a. Licensee fails to perform any of its obligations under the sections entitled "License Exclusions" or "Title and Protection"; or
         b. Either party fails to perform any other material obligation under this Agreement and such failure remains uncured for more than thirty (30) days after receipt of written notice thereof.

6.2 If an event of default occurs, the nondefaulting party, in addition to any other rights available to it under law or equity, may terminate this Agreement and all licenses granted hereunder by written notice to the defaulting party. Remedies shall be cumulative and there shall be no obligation to exercise a particular remedy.

6.3 Within fifteen (15) days after termination of this Agreement, Licensee shall certify in writing to PeopleSoft that all copies of the Software in any form, including partial copies within modified versions, have been destroyed or returned to PeopleSoft.

7.       LIMITED WARRANTY

         PeopleSoft warrants that it has title to the Software and the authority to grant licenses to use the Software. PeopleSoft warrants that the Software will perform substantially in accordance with the Documentation for a period of one (1) year from the date of installation. PeopleSoft's sole obligation is limited to repair or replacement of the defective Software, provided Licensee notifies PeopleSoft of the deficiency within the one-year period and provided Licensee has installed all Software updates provided by PeopleSoft's Software Support Services. PEOPLESOFT DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.       LIMITATION OF LIABILITY

         PEOPLESOFT WILL NOT BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST DATA OR LOST PROFITS, HOWEVER ARISING, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCLUDING DAMAGES INCURRED UNDER THE ARTICLE ENTITLED "PATENT AND COPYRIGHT INDEMNITY", PEOPLESOFT'S LIABILITY FOR DAMAGES UNDER THIS AGREEMENT (WHETHER IN CONTRACT OR
         TORT) SHALL IN NO EVENT EXCEED THE AMOUNT PAID BY LICENSEE TO PEOPLESOFT FOR THE SOFTWARE OR THE SERVICES FROM WHICH THE CLAIM AROSE. THE PARTIES AGREE TO THE ALLOCATION OF LIABILITY RISK WHICH IS SET FORTH IN THIS SECTION.

9.       SOFTWARE SUPPORT SERVICES TERMS AND CONDITIONS

         On the Schedule Effective Date, PeopleSoft shall provide Licensee with one (1) year of software support services as described in PeopleSoft's standard Software Support Services Terms and Conditions (receipt of which is hereby acknowledged). After the first year, Licensee may elect to acquire Software Support Services by paying PeopleSoft the then current applicable fees.

10.      ON-SITE SUPPORT DAYS

         PeopleSoft shall provide Licensee with support at the Site for the Software as set forth in the Schedule. For a period of six (6) months from the Schedule Effective Date, support days not used during the installation phase may be used for other implementation support. Licensee shall reimburse PeopleSoft for all reasonable travel and living expenses associated with any installation and support.

11.      TRAINING

         PeopleSoft shall provide Licensee with the number of training units set forth in the Schedule for use at a PeopleSoft Training Facility. Licensee may use training units for Site training as the parties mutually agree in writing. Licensee must use these training units within one (1) year from the Schedule Effective Date.

12.      NOTICES

         All notices shall be in writing and sent by first class mail, overnight mail, courier, or transmitted by facsimile (if confirmed by such mailing), to the addresses indicated on the first page of this Agreement, or such other address as either party may indicate by at least ten (10) days prior written notice to the other party. Notices to PeopleSoft shall be sent to the Legal Department.

13.      ASSIGNMENT

         Licensee may not assign this Agreement (by operation of law or otherwise) or sublicense the Software without the prior written consent of PeopleSoft, and any prohibited assignment or sublicense shall be null and void.

14.      NONDISCLOSURE OBLIGATION

14.1 The terms, conditions, pricing and any other information clearly marked "confidential" under this Agreement are confidential and shall not be disclosed, orally or in writing by Licensee to any third party without the prior written consent of PeopleSoft.

14.2 Licensee shall protect the Software with at least the same degree of care and confidentiality which Licensee utilizes for similar Licensee information which it does not wish disclosed to the public. Licensee may provide access to and use of the Software only to those third parties, (undertaking similar nondisclosure obligations), providing services concerning Licensee's use of the Software.

15.      GENERAL

         This Agreement is made in and shall be governed by the laws of the State of California, excluding choice of law principles. Venue shall be in San Francisco, California. The section headings herein are provided for convenience only and have no substantive effect on the construction of this Agreement. Except for Licensee's obligation to pay PeopleSoft, neither party shall be liable for any failure to perform due to causes beyond its reasonable control. If any provision of this Agreement is held to be unenforceable, this Agreement shall be construed without such provision. The failure by a party to exercise any right hereunder shall not operate as a waiver of such party's right to exercise such right or any other right in the future. Except for actions for nonpayment or breach of PeopleSoft's proprietary rights in the Software, no action regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action has accrued. This Agreement may be amended only by a written document executed by a duly authorized representative of each of the parties. This Agreement may be executed in counterparts. To expedite order processing, Transmitted Copies are considered documents equivalent to original documents.

16.      DEFINITIONS

         "Documentation" means only technical publications relating to the use of the Software, such as reference, user, installation, systems administrator and technical guides, delivered by PeopleSoft to Licensee.

         "PeopleTools" means the underlying architecture from which the Software is designed, and includes software application programming tools and code.

         "Schedules" means the product schedules which specifically reference this Agreement and which have been executed by the parties.

         "Server" means a single database or file server which may be accessed by a network of personal computers as set forth in the applicable Schedule.

         "Site" means a specific, physical location of Licensee's Server as set forth in the applicable Schedule.

         "Software" means all or any portion of the United States version of the binary computer software programs (including corresponding source code) provided by PeopleSoft or made by Licensee with PeopleSoft's prior written consent, in machine-readable form and including all listed in the applicable Schedule and all corrections or updates thereto. Software includes the third-party software as identified in the Schedule. Software does not include source code to PeopleTools.

         "Transmitted Copies" means this Agreement, Schedules and other ordering documents which (i) contain no modifications or amendments to this Agreement; (ii) are copied or reproduced and transmitted via photocopy, facsimile or process that accurately transmits the original documents; and (iii) are accepted by PeopleSoft.

                                    EXHIBIT F

The terms and conditions of the Systems Integrator Agreement shall apply to support services described in this Exhibit F. Unless otherwise provided in the Systems Integrator Agreement, the terms and conditions of this Exhibit E shall apply.

                      SUPPORT SERVICES TERMS AND CONDITIONS

                              TERMS AND CONDITIONS

Software Support Services Terms and Conditions ("Support Services") are referenced in and incorporated into the License Agreement between PeopleSoft and Licensee. PeopleSoft reserves the right to modify the terms and conditions of Support Services on an annual basis to reflect current market conditions.

1.   COVERAGE
PeopleSoft provides Licensee with Support Services for the Software in consideration for Licensee's payment of the applicable fees to PeopleSoft.

2.   SOFTWARE MAINTENANCE
The following technical and functional improvements will be issued periodically by PeopleSoft to improve Software operations:
     a.  Fixes to Errors;
     b.  Updates; and
     c.  Enhancements contained within new releases.

3.   PRIORITY LEVEL OF ERRORS
PeopleSoft shall reasonably determine the priority level of Error. PeopleSoft uses the following protocols:

Priority A Errors:
     PeopleSoft promptly initiates the following procedures: (1) assign senior PeopleSoft specialists to correct the Error; (2) provide ongoing communication on the status of the corrections; and (3) immediately commence to provide a Workaround or a Fix.

Priority B Errors:
     (1) PeopleSoft assigns a PeopleSoft specialist to commence correction of Error and (2) Provide escalation procedures as reasonably determined by PeopleSoft support staff. PeopleSoft exercises all commercially reasonable efforts to include the Fix for the Error in the next Software maintenance release.

Priority C Errors:
     PeopleSoft may include the Fix for the Error in the next major Software release.

4.   TELEPHONE SUPPORT
PeopleSoft provides telephone technical support concerning installation and use of the Software. Except for designated holidays, standard telephone support hours are Monday through Friday, 6:00 a.m. to 6:30 p.m. Pacific Time. Telephone Support is available 24-hour, 7-days a week for in-production customers who need to resolve critical production problems outside of normal support hours.

5.   ACCOUNT MANAGER
PeopleSoft assigns an account manager to assist the on-going support relationship. A reasonable amount of account manager on-Site time is included in the annual Support Services fee. Licensee will reimburse PeopleSoft for the reasonable travel and living expenses of the account manager for on-Site activity.

6.   PS/FORUM

     a. PS/Forum on-line bulletin board system features postings by PeopleSoft and PeopleSoft Software users regarding technical and non-technical topics of interest. Licensee shall access PS/Forum solely through Licensee's CompuServe services account. At Licensee's own expense, Licensee shall acquire the CompuServe service and a license to use Lotus Notes.

     b. All maintenance releases and program fixes to the Software may be delivered to Licensee through PS/Forum. All information specified in PS/Forum by PeopleSoft is confidential and proprietary to PeopleSoft and shall only be used in connection with Licensee's use of the Software and informational communications with other PS/Forum participants. PeopleSoft reserves the right to modify information posted to PS/Forum. PeopleSoft shall have the right to publish and distribute only through PS/Forum in all languages and in association with Licensee's name any material or software programs provided by Licensee to PS/Forum. Licensee shall not use PS/Forum for advertising or public relations purposes and shall only submit information to PS/Forum which is owned by Licensee or which Licensee has third party permission to submit to PS/Forum for use by all other PS/Forum users.

     c. In the interest of diminishing exposure to software viruses, PeopleSoft tests and scans for software viruses all information entered by PeopleSoft prior to submission of information to PS/Forum. Licensee shall also use a reliable virus detection system on any software or information posted to PS/Forum, utilize back-up procedures, monitor access to PS/Forum, promptly notify PeopleSoft of any virus detected within Licensee's systems associated with PS/Forum and generally exercise a reasonable degree of caution when utilizing information from PS/Forum. PeopleSoft does not warrant that PS/Forum will operate without interruption or without errors. PeopleSoft reserves the right to modify or suspend PS/Forum service in connection with PeopleSoft's provision for Support Services.

7.   FEES
The first year of Support Services is included in the Software license fees, thereafter, in the event Licensee elects to continue to receive Support Services, Licensee shall pay PeopleSoft the then-current annual Support Services fee. Support Services are billed on an annual basis, payable in advance. Licensee shall be responsible for all taxes associated with Support Services, other than taxes based on PeopleSoft's income. Licensee's payment shall be due within thirty (30) days of receipt of the PeopleSoft invoice.

Should Licensee elect not to renew Support Services and subsequently request Support Services, PeopleSoft shall reinstate Support Services only after Licensee pays PeopleSoft the annual then current fee plus all cumulative fees that would have been payable had Licensee not suspended Support Services.

8.   TERM AND TERMINATION
Unless a shorter term is agreed to in writing by both parties, Support Services shall be provided for one (1) year from the Agreement Effective Date and shall be extended each additional year unless terminated by either party. Each one (1) year term shall commence on the anniversary of the Agreement Effective Date.

Either party may terminate the Support Services provisions at the end of the original term or at the end of any renewal term by giving the other party written notice at least ninety (90) days prior to the end of any term.

In the event Licensee fails to make payment pursuant to the section titled "Fees", or in the event Licensee breaches the Support Services provisions and such breach has not been cured within thirty (30) days of written receipt of notice of breach, PeopleSoft may suspend or cancel Support Services.

9.   EXCLUSIONS
PeopleSoft shall have no obligation to support:

     a.  Altered, damaged or substantially modified Software;
     b.  Software that is not the then-current or Previous Sequential Release;
     c. Errors caused by Licensee's negligence, hardware malfunction or other causes beyond the reasonable control of PeopleSoft;
     d. Software installed in a hardware or operating environment not supported by PeopleSoft; and

     e.  Third party software not licensed through PeopleSoft.

10.  GENERAL
All Updates provided to Licensee are subject to the terms and conditions of the Agreement.

PeopleSoft shall not be liable for any failure or delay in performance of the Support Services due to causes beyond its reasonable control. Any illegal or unenforceable provision shall be severed from these Terms and Conditions. Licensee agrees that any information received pursuant to these Terms and Conditions shall be deemed subject to the non-disclosure obligations set forth in the Agreement. The Support Services Terms and Conditions states the entire agreement of PeopleSoft's provision of Support Services to Licensee and may only be amended by a written amendment executed by both parties.

11.  DEFINITIONS
Unless otherwise defined herein, capitalized terms used herein shall have the same meaning as set forth in the Agreement and applicable Schedule.

"Enhancement" means technical or functional additions to the Software to improve software functionality and/or operations. Enhancements are delivered with new releases of the Software.

"Error" means a malfunction in the Software which significantly degrades the use of the Software.

"Fix" means the repair or replacement of source or object or executable code versions of the Software to remedy an Error.

"Previous Sequential Release" means the release of Software for use in a particular operating environment which has been replaced by a subsequent release of the Software in the same operating environment. A Previous Sequential Release will be supported by PeopleSoft for a period of fifteen (15) months after release of the subsequent release.

"Priority A" means an Error that: (1) renders the Software inoperative; or (2) causes the Software to fail catastrophically.

"Priority B" means an Error that significantly degrades performance of the Software or materially restricts Licensee's use of the Software.

"Priority C" means an Error that causes only a minor impact of the use of the Software.

"Update" means all published revisions to the printed documentation and one (1) copy of the new release of the Software which are not designated by PeopleSoft as new products for which it charges separately.

"Workaround" means a change in the procedures followed or data supplied to avoid an Error without significantly impairing performance of the Software.

                               SMS - CONFIDENTIAL
                                  EXHIBIT - G

                             SMS ALLEGRA CUSTOMERS
                            AS REPORTED FROM THE [*]















*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               SMS - CONFIDENTIAL
                                  EXHIBIT - G

                             SMS ALLEGRA CUSTOMERS
                            AS REPORTED FROM THE [*]


HEALTHCARE ORGANIZATION                      CITY                    ST  ROSS-HR
--------------------------------------------------------------------------------












*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               SMS - CONFIDENTIAL
                                  EXHIBIT - G

                           SMS INVISION ICO CUSTOMERS
                            AS REPORTED FROM THE [*]


CORPORATION
  SUBSIDIARY/ENTITY                      CITY                       STATE GL HR
--------------------------------------------------------------------------------
















*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               SMS - CONFIDENTIAL
                                  EXHIBIT - G

                           SMS INVISION ICO CUSTOMERS
                            AS REPORTED FROM THE [*]


CORPORATION
  SUBSIDIARY/ENTITY                      CITY                       STATE GL HR
--------------------------------------------------------------------------------















*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               SMS - CONFIDENTIAL
                                  EXHIBIT - G

                           SMS INVISION ICO CUSTOMERS
                            AS REPORTED FROM THE [*]


CORPORATION
  SUBSIDIARY/ENTITY                      CITY                       STATE GL HR
--------------------------------------------------------------------------------















*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               SMS - CONFIDENTIAL
                                  EXHIBIT - G

                           SMS INVISION ICO CUSTOMERS
                            AS REPORTED FROM THE [*]


CORPORATION
  SUBSIDIARY/ENTITY                      CITY                       STATE GL HR
--------------------------------------------------------------------------------
















*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               SMS - CONFIDENTIAL
                                  EXHIBIT - G

                           SMS INVISION ICO CUSTOMERS
                            AS REPORTED FROM THE [*]


CORPORATION
  SUBSIDIARY/ENTITY                      CITY                       STATE GL HR
--------------------------------------------------------------------------------















*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               SMS - CONFIDENTIAL
                                  EXHIBIT - G

                           SMS INVISION ICO CUSTOMERS
                            AS REPORTED FROM THE [*]


CORPORATION
  SUBSIDIARY/ENTITY                      CITY                       STATE GL HR
--------------------------------------------------------------------------------
















*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               SMS - CONFIDENTIAL
                                  EXHIBIT - G

                           SMS INVISION ICO CUSTOMERS
                            AS REPORTED FROM THE [*]


CORPORATION
  SUBSIDIARY/ENTITY                      CITY                       STATE GL HR
--------------------------------------------------------------------------------















*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               SMS - CONFIDENTIAL
                                  EXHIBIT - G

                            SMS MEDSERIES4 CUSTOMERS
                            AS REPORTED FROM THE [*]


HEALTHCARE ORGANIZATION                  CITY                  ST    GL    PP/HR
--------------------------------------------------------------------------------
















*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               SMS - CONFIDENTIAL
                                  EXHIBIT - G

                            SMS MEDSERIES4 CUSTOMERS
                            AS REPORTED FROM THE [*]


HEALTHCARE ORGANIZATION                  CITY                  ST    GL    PP/HR
--------------------------------------------------------------------------------
















*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               SMS - CONFIDENTIAL
                                  EXHIBIT - G

                            SMS MEDSERIES4 CUSTOMERS
                            AS REPORTED FROM THE [*]


HEALTHCARE ORGANIZATION                  CITY                  ST    GL    PP/HR
--------------------------------------------------------------------------------
















*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               SMS - CONFIDENTIAL
                                  EXHIBIT - G

                            SMS MEDSERIES4 CUSTOMERS
                            AS REPORTED FROM THE [*]


HEALTHCARE ORGANIZATION                  CITY                  ST    GL    PP/HR
--------------------------------------------------------------------------------
















*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT H

            PEOPLESOFT'S HARDWARE AND SOFTWARE REQUIREMENTS DOCUMENT








                                 Pages 43 of 51

                                   EXHIBIT I

               LANGUAGE TO BE INCLUDED IN SMS-END USER CONTRACTS

        The following provisions are currently included in SMS' end user license agreements. SMS will require End User agreements to include provisions substantially as reproduced below. SMS agrees that no modification of such provisions shall cause (i) PeopleSoft Software to be treated differently than any SMS Product in such End User license agreement, or (ii) the PeopleSoft Software to have less protection than as stated herein.

        __. CONFIDENTIALITY. Each party shall retain in strict confidence the terms and conditions of this Agreement and all information and data relating to the other party's business, development plans, programs, documentation, techniques, trade secrets, systems, and know-how, and shall not, unless otherwise required by law, disclose such information to any third party without the other's prior written consent; provided that SMS shall have the right to compile and distribute statistical analyses and reports utilizing aggregated data derived from information and data obtained from Customer, other SMS customers, and other sources. Such reports and analyses will not identify Customer or any physician or patient of Customer. Customer shall have the right to disclose SMS information to Customer's employees, consultants, and agents on a need-to-know basis, provided that all such consultants and agents have executed a confidentiality agreement that is acceptable to SMS prior to such disclosure. Upon SMS' request, Customer shall inform SMS in writing of the number and location of the original and all copies of each of the Deliverables.

The following provision applies in ICO deals:

        __. GRANT OF PERPETUAL LICENSE. SMS grants to Customer a perpetual license to use one (1) copy of the Applications and the Deliverables to be operated at the Facility by Customer's employees for the sole purpose of processing data of the Facility. Customer shall also have the right to make Modifications and Adaptations and to use them solely for the Facility. Customer agrees that this Agreement shall bind all users of the System.

        Customer may make one (1) copy of the Applications and OAS to be used solely for emergency purposes at the Facility. Customer shall not transfer its license nor sublicense the Deliverables. Customer shall not disassemble, decompile, or otherwise reverse-engineer the Applications. OAS or other software provided by SMS under this Agreement.

        SMS or its suppliers shall have the exclusive title to, copyright and trade secret right in, and the right to grant additional licenses to, the Applications and Deliverables. If SMS incorporates the programs of any other suppliers in the Applications, those suppliers shall be entitled to the benefit of the obligations incurred by Customer in this Section and in the Confidentiality Section.

The following provision applies in non-ICO deals:

        __. REMOTE COMPUTING SERVICES. SMS shall process the Facility's data on the System as selected by Customer in accordance with the Documentation. Customer shall have the right to make Adaptations for use solely by the Facility. Customer shall not transfer its rights hereunder nor sublicense the Deliverables.

        SMS or its suppliers shall have the exclusive title to, copyright and trade secret right in, and the right to grant additional licenses to, the Lan-Based Applications and related Deliverables. If SMS incorporates the programs of any other suppliers in the Applications, those suppliers shall be entitled to the benefit of the obligations incurred by Customer in this Section and in the Confidentiality Section.

                                   EXHIBIT J
                            SMS SERVICE PLUS PROGRAM

        The provisions of this Exhibit may be modified by SMS as any time during the Term.

        SMS will provide a program of support for the SMS Applications and Custom Programming listed in Exhibit A under the following terms and conditions. This Support Program shall become effective on the date of this Agreement and shall remain in force for an Initial Term of ______________ (__) months from the Delivery Date of the first Application. This Program shall continue in force thereafter until terminated by Customer or SMS upon six (6) months' written notice.

        1.      SMS SUPPORT RESPONSIBILITIES:

                (a) Correct, at no additional charge, any failure of the Applications or SMS' architectural system to perform substantially in accordance with the Documentation as specified in the warranty section of this Agreement, and to provide remote telephone warranty support.

                (b) Provide Customer with a Monthly Allowance of ______________ (__) hours of remote telephone non-warranty support at no additional charge. The Monthly Allowance may be used for assistance and advice on the operation and functions of the Applications, for help with diagnostics and other problem determination procedures, and for advice and assistance in problem situations. Any unused portion of this Monthly Allowance cannot be carried forward to subsequent months.

                (c) Initiate work on urgent issues within one hour of Customer's call for assistance to the Customer Support Center ("CSC"), 24 hours per day and 7 days per week. Generally urgent issues would be those involving substantial Application failure or those which, in Customer's reasonable judgment, are critical to Customer's overall operation. SMS will initiate work on non-urgent issues, including the correction of non-urgent software problems, during Customer's normal business hours from SMS' Corporate offices or the local SMS office, either on a remote basis or on-site, as is most effective and efficient.

                (d) Provide a record in SMS' Events Tracking System ("EVTS") of telephone requests received at the CSC from an employee or other representative of Customer including a description of the request, the time spent and the actions performed in satisfying the request, and the resolution of the request. Customer may, at its option, access this information to review the support effort being performed at Customer's request and the status of work in process.

                (e) Provide Customer, on a regular basis, Updates and Releases to the standard SMS Application functions Customer has obtained and Documentation of these items at no additional software charge. Updates are packages of software corrections as well as revisions addressing common functional and performance issues. Releases are a redistribution of licensed SMS software containing an aggregation of Updates, and functional, operational and/or performance improvements.

                (f) Provide Customer, when made generally available by SMS, with new Versions of previously delivered Application functions of UNITY FMS, INVISION RCO, SIGNATURE RCO Applications or Applications licensed under a SMS Term License Agreement for no additional software fee during the term of this Support Program. New Versions of previously delivered Application functions of SMS Applications licensed under a SMS Perpetual License Agreement will be charged at SMS' then-current rates. A Version is a delivery of new features packages as part of existing and/or new Applications.

        (g) Meet annually with Customer's management staff to (i) jointly develop an annual support schedule, (ii) evaluate support performance, and
(iii) review Customer's utilization of the System. The annual support schedule will state which support services will be provided at no additional charge and which will be provided for an additional fee.

        (h) Provide Customer with all generally applicable federally-mandated regulatory changes and state-mandated billing changes. Federally-mandated programming changes to the Payroll and Accounts Payable Applications and to the Case Mix Groupers/Schemes will be provided at no additional charge. SMS' charges, if any, for other generally applicable federally-mandated programming changes or state-mandated billing changes are contingent on the scope of such changes and are set on a multi-client/fair-share basis for programming. Changes will be provided to Customer when made generally available to customers of this System.

        (i) Provide Customer with an allowance of thirty-two (32) hours of SMS Education during the first twelve (12) months of the Initial Term. Thereafter, the Annual Education Allowance will be as provided in the annual support schedule developed by the parties.

   2. CUSTOMER SUPPORT RESPONSIBILITIES:

        (a) Ensure the appropriate Customer personnel have been trained in the operation, support, and management of the SMS System.

        (b) Appoint an SMS System Support Coordinator, a LAN Administrator, establish a central Help Desk, and, if applicable, a Departmental Help Desk for the effective support and operation of the SMS Applications and to ensure that Customer Responsibilities are performed.

        (c) During the term of this Support Program, provide SMS with both on-site access to each Facility and remote access to the System through the SMS approved network services (minimum 14,400 baud) obtained by Customer to enable SMS to provide warranty assistance both on-site and remotely. Time spent in remote telephone support activities will be calculated in minimum time increments of one-half (1/2) hour.

        (d) Maintain up-to-date SMS Documentation at the Facility, and, for the SMS System located at the Facility, to be solely responsible for maintaining all necessary backup and recovery procedures.

        (e) Complete proper problem determination procedures, as specified in the Documentation, before contacting SMS and then perform problem definition activities and remedial actions, as reasonably requested by SMS.

        (f) Implement all Updates within sixty (60) calendar days and all Releases within six (6) months, unless a delay is mutually agreed upon by the parties.

        (g) Remain on the latest Release of either the then-current Version or next-to-current Version of the SMS Applications covered by Customer's current Agreement and made available by SMS.

        (h) Obtain all additional equipment, operating system software, third-party software, and professional services required to stay current with third party changes, and changes made by SMS in response to federal and state regulatory change.

                (i) Obtain all additional equipment, operating system software, third-party software, and professional services (i) relating to Updates and Releases provided hereunder, (ii) relating to Custom Programming; and (iii) relating to any Versions and optional net new function.

                (j) Remain on the latest Release and Version of all third-party software as designated by SMS and obtain support for all third-party software from the respective vendor.

        3. MISCELLANEOUS. If the parties objectively determine a problem is not an error in the Applications, OAS, or Documentation, or if Customer elects not to perform the Customer's Responsibilities, any support efforts made by SMS may result in additional charges which shall be pursuant to SMS' then-current rates and terms.

        Telecommunication services line charges, charges for remote telephone support in excess of Customer's Monthly Allowance, travel and other expenses associated with support provided by SMS shall be paid by Customer pursuant to SMS' then-current rates and terms.

        This program shall supersede any other support agreement between SMS and Customer relating to the Applications listed in Exhibit A.

                                    EXHIBIT K

                               MONTHLY REPORT FORM

         SMS shall, no later than fifteen (15) days following the end of each quarter, inform PeopleSoft of the delivery of any PeopleSoft Software sublicensed by SMS and shall provide to PeopleSoft a SMS quarterly report, in the form shown below, containing sufficient information to allow PeopleSoft to invoice SMS for such licenses.

         For the purposes of this Agreement, the quarters shall end on the following dates:

                  February 28 (or February 29, if applicable)
                  May 31
                  August 31
                  November 30

Information required for each End User that licensed PeopleSoft Software from
SMS:

Name:
Address:
PeopleSoft Software licensed:
Royalty due to PeopleSoft:
Type of SMS End User: (Current Financials ICO User, Current Financials Non-ICO
         User, New Financials ICO User, New Financials Non-ICO User, etc.)
If new SMS End User, specify SMS's Core Application licensed simultaneous with
         PeopleSoft Software:




Exhibit G Update:

Specify all the entities that have executed a license agreement with SMS for any and all SMS's Core Applications during the reporting period.

                               EXHIBIT L




1.  SMS End Users

SMS understands and agrees that during the nine (9) month period following the Effective Date, PeopleSoft and its then-current distributors, oems, vars and other channel partners have the exclusive marketing, distribution and licensing rights for the PeopleSoft Software to the SMS End Users specified below:

[ * ]

2.  Prospects

SMS understands and agrees that during the twelve (12) month period following the Effective Date, PeopleSoft and its then-current distributors, oems, vars and other channel partners have the exclusive marketing, distribution and licensing rights for the prospects specified below and SMS shall not market or distribute the PeopleSoft Software to such prospects during such twelve month period.

[ * ]

3. SMS End User and Current PeopleSoft Customer

SMS understands and agrees the entities specified below are current PeopleSoft customers and during Term of this Agreement, including all subsequent renewals, PeopleSoft and its then-current distributors, oems, vars and other channel partners may market, distribute and license the PeopleSoft Software to such entities.

[ * ]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[ * ]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT M
                   SUMMARY OF SMS TRAVEL AND LIVING POLICIES

        The following is a summary of the principal provisions of SMS' present policy for employee reimbursement for United States travel and living expenses. SMS passes these charges through to Customer.

        1. Commercial Air Fare. Coach class, except business class is reimbursable on coast-to-coast flights if it is not more than twenty percent (20%) more expensive than coach class.

        2. Car Rental. Compact car (unless the number of people being transported requires a larger car) from a car rental firm that provides SMS special reduced rates.

        3. Use of Personal Automobile. At a rate of $.29 per mile plus tolls for the United States, except Puerto Rico which is reimbursed at the rate of $.32 per mile plus tolls.

        4. Other Commercial Travel. Coach class for trains and buses. Airport vans are to be used in preference to taxi cabs for travel to and from airports where practical.

        5. Parking. The maximum amount which is reimbursable for parking at any airport or train station is the standard per-day rate for remote parking.

        6. Lodging. Lowest-priced, satisfactory accommodation. The use of hotels which provide SMS special reduced rates is encouraged.

        7. Meals. An allowance for breakfast and dinner only Monday through Friday and additionally for lunch on weekends. The rates for these allowances are as follows:

                   New York City Vicinity,
                    Puerto Rico, Alaska,        All Other
        Meal            and Hawaii              Locations
Breakfast                $ 6.00                   $ 6.00
Lunch                    $ 5.00                   $ 5.00
Dinner                   $21.00                   $16.00

        Receipts are required for commercial travel, car rental, parking, and lodging. Where SMS employees visit more than one client on the same trip, the expenses incurred are apportioned in relation to time spent with each client.

        SMS' policy for employee reimbursement may be changed by SMS from time to time to reflect changes in economic and business factors.

                                    EXHIBIT N
                                    SMS MARKS

TO BE PROVIDED BY SMS AT A LATER DATE (WITHIN THIRTY DAYS OF THE EFFECTIVE DATE)

                                    EXHIBIT O
                           SUBSTANTIAL SELLING EFFORT

Date:

[On applicable party's  letterhead]


Send to:          PeopleSoft, Inc. or SMS (as appropriate)

Attn:             Regional General Manager or SMS contact (as appropriate)


ALL INFORMATION MUST BE COMPLETED AND SIGNATURE REQUIRED BY EACH PARTY'S AUTHORIZED REPRESENTATIVE BEFORE ELIGIBILITY FOR CREDIT OF ROYALTY

List the Substantial Selling Effort provided by PeopleSoft or SMS (as appropriate) to qualify for royalty credit under the Agreement (list all significant details including end user customer name, dates and locations of sales presentations, demonstrations, submittal of RFP Responses, etc.)




------------------------------
SMS


------------------------------
PeopleSoft



This form when executed by the parties authorized representative certifies that PeopleSoft or SMS (as appropriate) provided the above Substantial Selling Effort and this license is authorized and qualifies for royalty credit by PeopleSoft to SMS as set forth in Section 5 of Exhibit B to the Agreement.

Agreed & Acknowledged:


                                           PEOPLESOFT, INC.
-------------------------------------
Licensee


-------------------------------------      -------------------------------------
Authorized signature of Sales              Authorized signature of Sales
Management                                 Management


-------------------------------------      -------------------------------------
Printed name and title                     Printed name and title




                                 Page 51 of 51